Filed Pursuant to Rule 424(b)(5)
Registration No. 333-250098

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum offering price	Amount of registration fee(2)
Common stock, par value $0.001 per share	19,550,000	$15.00	$293,250,000	$31,993.57

(1)	Assumes exercise in full of the underwriters’ option to purchase additional shares of common stock.
(2)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Prospectus Supplement

(To Prospectus dated November 16, 2020)

17,000,000 Shares

Resideo Technologies, Inc.

Common Stock

We are offering 17,000,000 shares of our common stock, par value $0.001 per share (“common stock”), as described in this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “REZI.” On November 17, 2020, the last reported sale price of our common stock on the NYSE was $15.87 per share.

	Per Share	Total
Public offering price	$15.00	$255,000,000
Underwriting discounts and commissions(1)	$0.675	$11,475,000
Proceeds to Resideo Technologies, Inc., before expenses	$14.325	$243,525,000

(1)	We refer you to “Underwriting (Conflicts of Interest)” beginning on page S-47 of this prospectus supplement for additional information regarding underwriting compensation.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 2,550,000 shares of our common stock.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and any other risk factors included in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement or the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to purchase shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares on or about November 20, 2020.

Joint Book-Running Managers

Morgan Stanley	Evercore ISI
BofA Securities	J.P. Morgan

Co-Managers

Raymond James	William Blair	KeyBanc Capital Markets

Prospectus Supplement dated November 17, 2020

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf registration process, we may from time to time offer to sell shares of common stock in one or more offerings. We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this prospectus supplement, the accompanying prospectus, the documents and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find More Information and “Incorporation by Reference.” You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the common stock offered by this prospectus supplement.

This prospectus supplement may not be used to consummate a sale of our common stock unless it is accompanied by the accompanying prospectus.

We have not, and the underwriters and their affiliated agents have not, authorized anyone to provide you with different or additional information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or any related free writing prospectus that we have authorized for use in connection with this offering. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy our common stock other than our common stock described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy our common stock in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context requires otherwise, references in this prospectus supplement to “Resideo,” the “Company,” “we,” “us,” and “our” refer to Resideo Technologies, Inc. together with its consolidated subsidiaries.

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CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated herein by reference contain “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about our industries and our business and financial results. Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “continues,” “believes,” “may,” “will,” “goals” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by us or on our behalf. Although we believe that the forward-looking statements contained in this prospectus supplement and the documents incorporated herein by reference are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in such forward-looking statements, including but not limited to:

•	the level of competition from other companies in our markets and segments, as well as in new markets and emerging markets;

•	ability to successfully develop new technologies and introduce new products;

•	integration and retention of new leadership personnel, including the CEO and CFO;

•	inability to recruit and retain qualified personnel;

•	changes in prevailing global and regional economic conditions;

•	natural disasters or inclement or hazardous weather conditions, including, but not limited to cold weather, flooding, tornadoes and the physical impacts of climate change;

•	the impact of pandemics, epidemics and other public health emergencies, such as COVID-19;

•	fluctuation in financial results due to seasonal nature of portions of our business;

•	failure to achieve and maintain a high level of product and service quality;

•	dependence upon investment in information technology;

•

failure or inability to comply with relevant data privacy legislation or regulations, including the European Union’s General Data Protection Regulation (“GDPR”) and the California Consumer Privacy Act (“CCPA”);

•	technical difficulties or failures;

•	work stoppages, other disruptions, or the need to relocate any of our facilities;

•	economic, political, regulatory, foreign exchange and other risks of international operations, including the impact of tariffs;

•	changes in legislation or government regulations or policies;

•	our growth strategy is dependent on expanding our distribution business;

•	inability to obtain necessary product components, production equipment or replacement parts;

•	the significant failure or inability to comply with the specifications and manufacturing requirements of our original equipment manufacturers (“OEMs”) customers;

•	inability to implement and execute actions to achieve the expected results from our financial and operational review initially disclosed in connection with our 2019 third-quarter results;

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•	the possibility that our goodwill or intangible assets become impaired;

•	increases or decreases to the inventory levels maintained by our customers;

•	difficulty collecting receivables;

•	the failure to protect our intellectual property or allegations that we have infringed the intellectual property of others;

•	our inability to maintain intellectual property agreements;

•	our inability to service our indebtedness;

•	the failure to increase productivity through sustainable operational improvements;

•	inability to grow successfully through future acquisitions;

•	the operational constraints and financial distress of third parties;

•	changes in the price and availability of raw materials that we use to produce our products;

•	labor disputes;

•	our ability to borrow funds and access capital markets;

•

the amount of our obligations and nature of our contractual restrictions pursuant to, and disputes that have or may hereafter arise under, the Honeywell Reimbursement Agreement and the other agreements we entered into with Honeywell in connection with the Spin-Off;

•	our reliance on Honeywell for the Honeywell Home trademark;

•	potential material environmental liabilities;

•	our inability to fully comply with data privacy laws and regulations;

•	potential material losses and costs as a result of warranty claims, including product recalls, and product liability actions that may be brought against us;

•	potential business and other disruption due to cyber security threats or concerns;

•	potential material litigation matters,

•	unforeseen U.S. federal income tax and foreign tax liabilities;

•	U.S. federal income tax reform; and

•	certain factors discussed elsewhere in this prospectus supplement and the documents incorporated herein by reference.

These and other factors are more fully discussed in the “Risk Factors” section of this prospectus supplement and in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q incorporated herein by reference and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of such reports. These risks could cause actual results to differ materially from those implied by forward-looking statements in this prospectus supplement and the documents incorporated herein by reference. Even if our results of operations, financial condition and liquidity and the development of the industries in which we operate are consistent with the forward-looking statements contained in this prospectus supplement and the documents incorporated herein by reference, those results or developments may not be indicative of results or developments in subsequent periods.

Any forward-looking statements made by us in this prospectus supplement and the documents incorporated herein by reference speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

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SUMMARY

The following summary highlights information about us and this offering. This summary does not contain all of the information that may be important to you. You should read and carefully consider the following summary together with the entire prospectus supplement, the accompanying prospectus, the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, before deciding to invest in our common stock. Some of the statements in this prospectus supplement constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note On Forward-Looking Statements.” Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in the “Risk Factors” and other sections of this prospectus supplement.

About Resideo

We are a leading global manufacturer and distributor of technology-driven products and solutions that provide comfort, security, energy efficiency and control to over 150 million homes globally. We are also a leading wholesale distributor of low-voltage security products with a global footprint serving commercial and residential end markets. Our primary focus is on the professional channel where we are a trusted partner to over 110,000 professional installers. Our global scale, breadth of product offerings, innovation heritage, and differentiated service and support has enabled our trusted relationship with professional installers and has been a key driver of our success. Leveraging our underlying strengths, we are transforming our business with a strategy that includes operational improvements, product innovation, and investments to drive future growth and value creation. We believe our large presence in the home, both on the wall and behind the wall, positions us well for the value and convenience consumers will expect out of the connected home in the future.

We operate in large markets that sit at the intersection of multiple secular growth trends. We believe the increased desire for comfort, security, energy efficiency and control in the home, combined with the long term impacts of working from home, are driving investment in the home both in terms of time and dollars. We believe our core markets today represent approximately a $39 billion addressable market inclusive of $17 billion for our residential thermal, security and comfort product and solutions and $22 billion for distribution of low-voltage security products. At the same time, the ability to better understand the functioning of a home through sensors, controls and connectivity has created a large and fast growing connected home market. According to Statista, the global connected home market is expected to grow at a 16% compound annual growth rate from $80 billion in 2019 to $195 billion in 2025. To date, we believe this market has been primarily composed of point products and services from a wide variety of industry participants, creating significant complexity for consumers. Given this complexity, we believe a large opportunity exists to provide products, solutions and services to professional installers that integrate the disparate sensors, systems and controls inside the home and enable differentiated insight.

Our meaningful presence in the home derived from our broad portfolio of products and our focus on the professional installer, combined with our service-focused global distribution footprint, positions us well to take advantage of this large market opportunity. We deliver value to our professional customers through two segments, Products & Solutions and ADI Global Distribution, which respectively contributed 40.5% and 59.5% of our net revenue for the nine months ended September 26, 2020.

Products & Solutions: Our comfort, security and energy efficiency products and solutions have a presence in over 150 million homes globally and benefit from the trusted, well-established Honeywell Home brand. Our offerings include temperature and humidity control, thermal, water and air solutions, as well as security panels, sensors, peripherals, wire and cable, communications devices, video cameras, awareness solutions, cloud infrastructure, installation and maintenance tools and related software. We are a leading player across the majority of our product categories with 15 million systems installed annually. Through our whole home presence on the wall and behind the wall, we are an enabler of home connectivity with approximately 35 million installed sensors generating more than 400 billion data transmissions annually, and approximately 6.7 million connected customers via our software solutions. Our connected solutions harness this data to provide control, visibility, insights and alerts to the end user. Our comprehensive product suite has also allowed us to develop and sustain a long-standing partnership with professional installers who have relied on our selection and availability of products and configured solutions to help them succeed for over 100 years. Our broad portfolio of innovative products is delivered through a comprehensive network of over 110,000 professional installers, more than 3,000 distributors, and over 1,200 original equipment manufacturers (“OEMs”), as well as major retailers and online merchants.

ADI Global Distribution: Our ADI Global Distribution segment is a leading wholesale distributor of low-voltage security products including intrusion and smart home, fire, video surveillance, access control, power, audio and video, Pro AV, networking, communications, wire and cable, enterprise connectivity and structured wiring products. Through over 175+ stocking locations in 17 countries, ADI Global Distribution distributes more than 350,000 products from over 1,000 manufacturers to a customer base of over 110,000 contractors and is independently recognized for superior customer service. We believe this global footprint gives us distinct scale and network advantages in our core products over our competitors. Further, we believe our customers derive great value from the advice and recommendations of our knowledgeable design specialists, allowing our customers to better meet the technical and systems integration expertise requirements to install and service professional security systems. We continue to be a leader in the industry with value-added services including presales system design, 24/7 order pick-up, and the selective introduction of new product categories such as professional audio-visual.

Our new management team has significant experience and track record leading tech-enabled businesses, developing best-in-class products, and executing organizational change. This team is focused on ingraining continuous improvement and transformation into our organization with the goal of lowering costs, increasing margins and positioning the company for growth. Leveraging the company’s presence in the home and its relationship with professional installers, the new team has reorganized the Products & Solutions business to enhance focus and has broken down silos between business lines to drive collaboration.

With this ongoing transformational journey in place, we believe we are well-positioned to execute on our growth strategy across both of our segments. Our strategy in Products & Solutions is focused on accelerating our product innovation, expanding our presence in the home and, over time, enabling connected home ecosystems grounded in relationships with professional installers. Our ADI growth strategy is focused on increasing our omni-channel presence to grow our customer base, expanding into adjacent growth markets, and continuing to enhance our value-add services to support our professional installers’ efficiency and profitability.

Our continued execution on our transformation and growth strategy, combined with a large increase in demand across all our end markets, resulted in strong financial performance during the third quarter of 2020. Net revenue increased 11% to $1,362 million in the third quarter of 2020 compared with $1,226 million during the same quarter of 2019, with increased sales growth in both Products & Solutions and ADI Global Distribution. Operating income increased 122% to $131 million in the third quarter of 2020 compared with $59 million during the same quarter of 2019. The increase in operating income was driven by higher volumes across both businesses, continued realization of cost savings initiatives and favorable impact from sourcing productivity.

On October 29, 2018, we separated from Honeywell International Inc. (“Honeywell”), becoming an independent publicly traded company as a result of a pro rata distribution of our common stock to shareholders of Honeywell (the “Spin-Off”). Our common stock began trading “regular way” under the ticker symbol “REZI” on the NYSE on October 29, 2018.

We were incorporated under the laws of the State of Delaware on April 24, 2018. Our principal executive offices are located at 901 E 6th Street, Austin, Texas 78702, and our telephone number is (512) 726-3500. Our website address is www.resideo.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus supplement. You should not rely on any such information in making your decision whether to purchase our securities.

The Offering

The following summary of the offering contains basic information about the offering and our common stock, and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, please refer to “Description of Our Common Stock” in this prospectus supplement.

Common stock offered by us	17,000,000 shares of common stock.

Underwriters’ option to purchase additional shares of common stock from us	The underwriters have been granted an option to purchase up to 2,550,000 additional shares of common stock from us at any time within 30 days from the date of this prospectus supplement.

Common stock to be outstanding immediately following this offering	140,443,171 shares (or 142,993,171 shares if the underwriters’ option to purchase additional shares is exercised in full).

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $242.8 million (or approximately $279.4 million if the underwriters’ option to purchase additional shares is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We anticipate that we will use the net proceeds of this offering to repay borrowings under our five-year senior secured first-lien revolving credit facility (the “Revolving Credit Facility”) and for general corporate purposes, including funding growth investments and potential acquisitions. See “Use of Proceeds.”

Conflicts of Interests	Affiliates of BofA Securities, Inc., J.P. Morgan Securities LLC and KeyBanc Capital Markets Inc. will receive at least 5% of the net proceeds of this offering in connection with the repayment of the Revolving Credit Facility. See “Use of Proceeds.” Accordingly, this offering is being made in compliance with the requirements of Rule 5121 of Financial Industry Regulatory Authority, Inc. (“FINRA”). In accordance with that rule, no “qualified independent underwriter” is required, because a bona fide public market exists in the shares, as that term is defined in the rule. Pursuant to FINRA Rule 5121, none of BofA Securities, Inc., J.P. Morgan Securities LLC and KeyBanc Capital Markets Inc. will confirm sales of common stock to any account over which each exercises discretionary authority without the prior written approval of the customer. See “Underwriting (Conflicts of Interest).”

Issuer Directed Allocations	We have requested that the underwriters make issuer directed allocations in the aggregate of 16,665 shares of our common stock to certain of our directors. The underwriters will receive the same underwriting discounts and commissions on any common stock purchased by our directors as they will on any other common stock sold to the public in this offering.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock. For a concise summary of the principal factors that could make an investment in this offering speculative or risky, please refer to the factors described under “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement.

Listing	Our common stock is listed on the NYSE under the symbol “REZI.”

The number of shares of our common stock to be outstanding after this offering set forth above is based on 123,443,171 shares of our common stock outstanding as of September 26, 2020.

The number of shares of our common stock to be outstanding after this offering set forth above excludes:

•	1,883,300 shares of our common stock issuable upon the exercise of stock options outstanding as of September 26, 2020, at a weighted-average exercise price of $15.60 per share;

•	5,362,359 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of September 26, 2020; and

•

7,423,892 shares of our common stock reserved for future issuance under the 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates and the 2018 Stock Incentive Plan for Non-Employee Directors of Resideo Technologies, Inc. as may be amended from time to time (together, the “Stock Incentive Plans”) as of September 26, 2020.

Unless we specifically state otherwise, the information in this prospectus supplement does not give effect to the exercise by the underwriters pursuant to this offering of their option to purchase up to an additional 2,550,000 shares of common stock.

RISK FACTORS

Investing in our common stock involves significant risks. Please see the risk factors described below, as well as those in our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement, including those described under “Cautionary Note On Forward-Looking Statements.” The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Relating to Our Business

We operate in highly competitive markets.

We operate in highly competitive markets and compete directly with global, national, regional and local providers of our products, services and solutions including manufacturers, distributors, service providers, retailers and online commerce providers. The most significant competitive factors we face are product and service innovation, reputation of our Company and brands, sales and marketing programs, product performance, quality of product training and events, product availability, speed and accuracy of delivery, service and price, technical support, furnishing of customer credit and product reliability and warranty, with the relative importance of these factors varying among our segments and products. In addition to current competitive factors, there have been and in the future there may be new market entrants with non-traditional business and customer service models or disruptive technologies and products, resulting in increased competition and changing business dynamics. See “Risks Relating to Our Business – The market for connected home solutions is fragmented, highly competitive, continually evolving and subject to disruptive technologies.” Existing or future competitors may seek to gain or retain market share by reducing prices, and we may be required to lower prices or may lose business, which could adversely affect our business, financial condition, results of operations and cash flows. Also, to the extent that we do not meet changing customer preferences or demands or other market changes, or if one or more of our competitors introduces new products, becomes more successful with private label products, online offerings or establishes exclusive supply relationships, our ability to attract and retain customers could be adversely affected. For example, in the second half of 2019, we experienced lower sales of our non-connected thermostats due in part to a pre-Spin-Off cutover from the prior generation of non-connected thermostats to the T-Series line which resulted in loss of sales of certain thermostats to competition.

We also have long-standing relationships with customers whose business models may be subject to the risks articulated above. For example, changes in the security system market, such as a shift away from subscription monitoring services, could adversely impact certain of our large customers or cause them to change their business models in ways that adversely impact our business and cash flows. As new market entrants emerge there can be no guarantee that we will be successful in developing customer relationships with them, or that such relationships will be as mutually beneficial as our current relationships. Furthermore, if new technologies or business models become ascendant in our customers’ markets our relationships and service commitments with incumbent businesses may become a disadvantage.

To remain competitive, we will need to invest continually in product development, marketing, customer service and support, manufacturing and our distribution networks. We may not have sufficient resources to continue to make such investments and we may be unable to maintain our competitive position. In addition, we anticipate that we may have to reduce the prices of some of our products or solutions to stay competitive, potentially resulting in a reduction in the profit margin for, and inventory valuation of, these products. It is possible that competitive pressures resulting from consolidation, including customers taking manufacturing or distribution in house, moving to a competitor and consolidation among our customers, could affect our growth and profit margins. In addition, competitors in certain high-growth regions may have lower costs than we do due to lower local labor costs and favorable government regulation. Countries in high growth regions may have differing codes and standards impacting the cost of doing business and may have fewer protections for, or offer less ability to utilize, existing intellectual property. We may not be able to compete effectively with new competitors from such regions. Existing or future competitors also may seek to compete with us for acquisitions, which could have the effect of increasing the price for, and reducing the number of, suitable acquisitions.

Our competitors may have more substantial resources than we do.

Our current and potential competitors may have greater resources, access to capital, including greater research and development or sales and marketing funds, more customers, and more advanced technology platforms, particularly with our products and services in connected services and in new geographic regions. Many of our competitors may be able to develop offerings that have alternate income streams such as data and advertising revenue which we may not have, and therefore may be able to offer their service products for a lower price or for free and offset any business losses with profits from the rest of their broad product portfolios. Some of our competitors may also be able to deliver their service solutions more quickly to market than we can by capitalizing on technology developed in connection with their substantial existing service models. In addition, some of our competitors have significant bases of customer adoption in other services and in online content, which they could use as a competitive advantage in the growing connected home solutions services market or otherwise in our product or distribution businesses. New entrants into the wholesale distribution business or products business could include companies with significant presence in residential environments and could put us at a competitive disadvantage if they enter the market. Current and future competitive pressures may cause us to reduce our prices or lose market share, or could negatively affect our cash flow, all of which could have an adverse effect on our business, financial condition, results of operations and cash flows.

The market for connected home solutions is fragmented, highly competitive, continually evolving and subject to disruptive technologies.

The market for connected home solutions is fragmented, highly competitive, continually evolving and subject to disruptive technologies. Cable and telecommunications companies actively focusing on competing in connected home solutions and expanding into the monitored security space, and the recent expansion by large technology companies into connected home solutions, could result in pricing pressure, a shift in customer preferences towards the services of these companies and a reduction in our market share. New market entrants with non-traditional business and customer service models or disruptive technologies and products could result in increased competition and changing business dynamics. Continued pricing pressure from these competitors or other new entrants, failure to successfully partner with these companies or failure to achieve pricing based on competitive advantages could prevent us from maintaining competitive price points for our products and services, resulting in loss of customers or in our inability to attract new customers and have an adverse effect on our business, financial condition, results of operations and cash flows. Based on these or other factors described herein, we may not be able to grow our connected home solutions business as anticipated.

Competition in the distribution business is significant.

If end customers of our distribution business are not convinced of the reputation of our Company and brands and of our ability to compete on product performance, quality of product training and events, product availability, speed and accuracy of delivery, service and price, technical support, credit availability and product reliability and warranty, we could lose business, which could have an adverse effect on our business, financial condition, results of operations and cash flows. In addition, most of our products are available from several sources and our customers tend to have relationships with several distributors. Furthermore, if retail outlets, including online commerce or big box stores were to increase their participation in wholesale distribution markets, or if buying patterns for our products become more retail or e-commerce based through these outlets, we may not be able to effectively compete, which could have an adverse effect on our business, financial condition, results of operations and cash flows. Consolidation and entry of larger players via acquisition of companies in our industry can increase competition. Also, other sources of competition are buying groups that consolidate purchasing power, which if successful could have an adverse effect of our business, financial condition, results of operations and cash flows. The security industry is undergoing consolidation as many residential and commercially-focused companies combine to leverage product and vertical market expertise and expand their service footprint. In recent years, this trend of consolidation has accelerated, and many of our customers have combined with companies with whom we have little or no prior relationship. In addition, manufacturers of products sold through our distribution business have and may in the future increase their direct-to-customer or retail distribution, which may have an adverse effect on our business, financial condition, results of operations and cash flows.

Growth of the retail market and e-commerce market could adversely affect our business.

Our solutions are primarily sold through a network of professional contractors, distributors, OEMs, retailers and online merchants. Growth of the retail market, including the self-installed or do-it-yourself retail markets and e-commerce markets could affect our business by attracting new competitors, some of whom may be larger and have more resources than we do. In addition, growth of these retail markets relative to the professional installation markets may negatively impact our margins, which could negatively affect our cash flow and have an adverse effect on our business, financial condition and results of operations and cash flows.

Technology in our markets is changing rapidly and our future results and growth are largely dependent upon our ability to develop new technologies and introduce new products that achieve market acceptance.

Technology in our markets is in a continuing and often rapid state of change as new technologies and enhancements to existing technologies continue to be introduced both in our traditional and connected product markets. There is increasing customer demand for connected home solutions and the development of new technologies as well as increasing emphasis on product efficiency in our traditional products. Our future results depend upon a number of factors, including our ability to (i) identify emerging technological trends, (ii) develop and maintain competitive products, in part by adding innovative features that differentiate our products from those of our competitors and prevent commoditization of our products, (iii) grow our market share, (iv) develop, manufacture and bring compelling new products to market quickly and cost-effectively, (v) find and effectively partner with and continue to partner with home connected device platforms and (vi) attract, develop and retain individuals with the requisite technical expertise and understanding of customers’ needs to develop new technologies and introduce new products.

We can offer no assurance that we will be able to keep pace with technological developments, nor that we will achieve commercial success with any new products introduced to market. It is also possible that one or more of our competitors could develop a significant technical advantage or breakthrough that allows them to provide additional or superior products or services, or to lower their price for similar products or services, that could put us at a competitive disadvantage. Our inability to predict the growth of and respond in a timely way to customer preferences and other developments could have an adverse effect on our business, financial condition, results of operations and cash flows.

Our customer service model has historically been based largely around individualized product support, primarily through telephone communications. Although this allows a high degree of personalized and interactive dialogue, it differs from the highly scalable and rapid electronic response systems utilized by technology companies that operate in or may enter our markets. As such, we may be disadvantaged in terms of cost and overall customer satisfaction if we are unable to successfully adapt our support model to changes in customer expectations for our products.

Our connected solutions platform allows for integration and connection to third-party solutions and for application designs. This interoperability is designed to reduce the barriers to using our software and panels with different devices but could also have the effect of encouraging competitors to produce devices that operate on our platform, which could lower sales of our products. Adoption rates of our connected home solutions will also depend on a number of factors, including development of competitive and attractive products and the cost to customers of installation of new solutions or upgrade or renovation from older connected platforms or products. In addition to our application products, we rely on third-party designers to create applications connecting our products to other platforms. If developers choose not to develop on our system, the accessibility of our solutions across other systems, devices and platforms might not expand in line with our competitors.

In addition, if we are unable to effectively protect our trade secrets or other proprietary technology from third parties or other competitors, including those that may have access to our technology through our open architecture model, our business and competitive position may be harmed.

We expect that the growth of our business may depend on our development of new technologies in response to legislation and regulation related to efficiency standards, safety, privacy and security, and environmental concerns. Agreement on legislation and regulation may be unpredictable or slow, and implementation of reforms may take many years. As a result, any growth related to solutions that are responsive to such reforms may be delayed.

Our connected solutions and other products and services rely on enabling technology, connectivity, software and intellectual property that in certain instances we do not own or control.

Our operations depend upon third-party technologies, software and intellectual property. Additionally, our connected solutions and our security monitoring services may be accessed through the Internet and using connectivity infrastructures (for example, 4G, LTE, 5G and other wireless technologies) and cloud-based technologies. We rely on cloud service providers, cellular and other telecommunications and network providers to communicate signals to and from customers using our connected solution applications in a timely, cost-efficient and consistent manner.

The failure of one or more of these providers or technologies to transmit and communicate signals in a timely manner could affect our ability to provide services to our customers or for our connected solution products to work as designed. There can be no assurance that third-party telecommunications and network providers and signal-processing centers will continue to transmit and communicate signals to or from our third-party providers and the monitoring stations without disruption. Any such disruption, particularly one of a prolonged duration, could have an adverse effect on our business, financial condition, results of operations and cash flows. In addition, failure to renew contracts with existing providers or licensors of technology, software, intellectual property or connectivity solutions, or to contract with other providers or licensors on commercially acceptable terms or at all may adversely impact our business, financial condition, results of operations and cash flows.

We have experienced significant management turnover.

In November 2019, we announced the departure of our former Chief Financial Officer, and the appointment of an Interim Chief Financial Officer. In December 2019, we announced that the Board was conducting a search for a successor for our Chief Executive Officer. In January 2020, the Board appointed Sach Sankpal as our new President of Products & Solutions. On May 19, 2020, we announced the appointment of Jay Geldmacher as our new Chief Executive Officer and member of the board of directors. On May 29, 2020 we further announced the appointment of Tony Trunzo as our Executive Vice President and Chief Financial Officer. On October 13, 2020, the Company filed a Form 8-K which provided information about the departure of Sach Sankpal as President of the Products & Solutions segment and the appointment of Phil Theodore as President of the Products & Solutions segment. We are required to pay significant amounts of severance in connection with certain of these management transitions. Transitions in senior executive leadership can adversely affect relationships with our clients, suppliers, and employees, make it difficult to attract and retain talent and disrupt execution of our strategy and our efforts to enhance our operations. Changes in other key management positions may temporarily affect our financial performance and results of operations as the new management becomes familiar with our business. Accordingly, our future financial performance will depend to a significant extent on our ability to motivate and retain key management personnel.

We depend on the recruitment and retention of qualified personnel, and our failure to attract and retain such personnel could adversely affect our business, financial condition, results of operations and cash flows.

Due to the complex nature of our business, our future performance is highly dependent upon the continued services of our employees and management who have significant industry expertise, including our engineering and design personnel and trained sales force. Our performance is also dependent on the development of additional personnel and the hiring of new qualified engineering, design, manufacturing, marketing, sales and management personnel for our operations. Competition for qualified personnel in our markets is intense, and we may not be successful in attracting or retaining qualified personnel. The loss of key employees, our inability to attract new qualified employees or adequately train employees, or the delay in hiring key personnel could negatively affect our business, financial condition, results of operations and cash flows.

Market and economic conditions may adversely affect the economic conditions of our customers, demand for our products and services and our results of operations.

As a global provider of Comfort, RTS and Security products, services and technologies for the home, as well as a worldwide wholesale distributor of low-voltage electronics products, our business is affected by the performance of the global new and repair and remodel construction industry. Our markets are sensitive to changes in the regions in which we operate and are also influenced by cyclical factors such as interest rates, inflation, availability of financing, consumer spending habits and confidence, employment rates and other macroeconomic factors over which we have no control, and which could adversely affect our business, financial condition, results of operations and cash flows. For example, downward changes in the housing market would be expected to depress sales to professional contractors and result in substantially all of our professional contractor and OEM customers lowering production schedules, which would have a direct impact on our business, financial condition, results of operations and cash flows.

Our sales are also affected by fluctuations in demand for Internet-connected devices. If the market for connected home solutions grows more slowly than anticipated, whether as a result of unfavorable economic conditions, uncertain geopolitical environments, budgetary constraints of our consumers or other factors, we may not be able to increase our revenue and earnings.

Portions of our revenue and cash flow are seasonal, which could cause our financial results and liquidity to fluctuate.

A portion of our revenue is seasonal, which impacts the comparison of our financial condition and results of operations on a quarter-by-quarter basis. Sales activity is generally highest during the early winter months, with the highest sales at the end of the fourth quarter and into the first quarter in the majority of our geographical markets.

Global climate change could negatively affect our business.

Responses to climate change may cause a shift away from fossil fuels to alternative power sources. Many of our thermal solutions are designed for application with oil and gas systems. A shift away from fossil fuels could affect our OEM customers’ business and result in a loss of business for them and for us. If we fail to adapt our solutions to alternative power sources, it could have an adverse effect on our business, financial condition, results of operations and cash flows.

Cooler than normal summers and warmer than normal winters may depress our sales. In addition, stable temperatures may result in less wear and tear on cooling and heating equipment which may depress Comfort and

RTS sales. Demand for our products and our services, particularly our products and solutions geared toward the home construction repair and remodel industry, including our Comfort and RTS businesses, is seasonal and strongly affected by the weather. Cooler than normal summers depress our sales of replacement controls for heating, ventilation, cooling and water heating equipment in certain larger markets. Similarly, warmer than normal winters have the same effect on our heating products and services. For example, in the third quarter of 2019, we experienced lower sales of our RTS products due in part to weather that slowed housing construction earlier in the year and a relatively mild start to the heating season. Increased public awareness and concern regarding global climate change have led to our development of social responsibility, sustainability and other business policies, which in some instances are more restrictive than current laws and regulations. In light of the current regulatory environment, we also face uncertainty with respect to future climate change initiatives, including regional and/or federal requirements to reduce greenhouse gas emissions.

Moreover, climate change itself creates financial risk to our business. Unseasonable weather conditions may impact the availability and cost of materials needed for manufacturing and increase insurance and other operating costs and, especially in the case of disruptions at our ADI Global Distribution stores, our ability to make sales during the pendency of site closures. These factors may influence our decisions to construct new facilities or maintain existing facilities in areas that are prone to physical climate risks. We could also face indirect financial risks passed through the supply chain, and process disruptions due to physical climate changes could result in price modifications for our products and the resources needed to produce them.

Our business, results of operations, financial condition, cash flows and stock price may be materially adversely impacted by pandemics, epidemics or other public health emergencies, such as the coronavirus (COVID-19) outbreak.

Our business, results of operations, financial condition, cash flows and stock price may be adversely affected by pandemics, epidemics or other public health emergencies, such as the COVID-19 virus, which has been characterized by the World Health Organization as a pandemic. This outbreak has negatively impacted and could continue to negatively impact the global economy. Our operating results will be subject to fluctuations based on general economic conditions and the extent to which COVID-19 may ultimately impact our business will depend on future developments, which are uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease and the duration of the outbreak and business closures or business disruptions for our Company, our suppliers and our customers. We have experienced, and may experience in the future, shutdowns affecting our key manufacturing sites due to regional health and safety reasons. While we continue to comply with all applicable health and sanitation requirements, we cannot ensure uninterrupted operations in areas impacted by COVID-19.

Deterioration in economic conditions could reduce our sales and profitability. Any financial distress of our customers due to deterioration in economic conditions could result in reduced sales and decreased collectability of accounts receivable which would negatively impact our results of operations. We also expect business conditions to remain challenging throughout the duration of the pandemic. The COVID-19 outbreak has had, and could continue to have an impact on our ability to obtain certain of the raw materials, parts and components we need to manufacture our products as our suppliers face disruptions in their businesses, including closures and potential bankruptcy as a result of the COVID-19 outbreak. We depend greatly on our suppliers for items that are essential to the manufacturing of our products. If our suppliers fail to meet our manufacturing needs, it could delay our production and our product shipments to customers and negatively affect our operations.

Should the adverse impacts described above (or others that are currently unknown) occur, whether individually or collectively, we could experience declines in revenues and profitability, as we have experienced in the second quarter. A prolonged period of such declines, including any impacts arising out of related general economic downtowns, could, among other things, exhaust our available liquidity (and ability to access liquidity sources) and/or trigger an acceleration to pay a significant portion or all of our then-outstanding debt obligations, which we may be unable to do.

The impact of a pandemic like COVID-19 can be mitigated by measures that international, federal, state, and local governments, agencies, law enforcement, and/or health authorities implement to address it. However, efforts to lift restrictions on individuals’ daily activities and businesses’ normal operations may result in spikes in cases related to the pandemic and potentially prolong and intensify the impact of the crisis. While the economic impact of COVID-19 may be reduced by financial assistance under the Coronavirus Aid, Relief, and Economic Security (CARES) Act or other similar COVID-19 related federal and state programs, such programs have not had a material impact on our business.

To the extent the COVID-19 outbreak adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section, including the following captioned risks:

“Disruption, or the need to relocate any of our facilities, could significantly disrupt our business;” “We rely on certain suppliers of materials and components for our product;” “We are subject to the economic, political, health, epidemic, regulatory, foreign exchange and other risks of international operations;” “Our operations require substantial capital and we may not be able to obtain additional capital that we need in the future on favorable terms or at all;” “Market and economic conditions may adversely affect the economic conditions of our customers, demand for our products and services and our results of operations;” “We have credit exposure to our customers;” “The commercial and credit environment may adversely affect our access to capital.”

If our goodwill or intangible assets become impaired, we may be required to record a significant charge to earnings.

We test, at least annually, the carrying value of goodwill for impairment, as discussed in Note 2 of the Notes to the Consolidated and Combined Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 (our “2019 Annual Report on Form 10-K”). The estimates and assumptions about future results of operations and cash flows made in connection with the impairment testing could differ from future actual results of operations and cash flows. If the assumptions used in our analysis are not realized or if there was an adverse change in facts and circumstances, it is possible that an impairment charge may need to be recorded in the future. Specifically, the fair value of our Products & Solutions reporting unit, with goodwill of approximately $2,004 million as of December 31, 2019, exceeded its carrying value by 10% and therefore is highly sensitive to adverse changes in the facts and circumstances that could result in a possible future impairment. If the fair value of the Company’s reporting units falls below its carrying amount because of reduced operating performance, market declines, changes in the discount rate, or other conditions, charges for impairment may be necessary. Any such charges may have a material negative impact on our results of operations. There were no impairment charges taken during the years ended 2019, 2018, and 2017.

Failure to achieve and maintain a high level of product and service quality could damage our image with customers and negatively impact our results.

Product and service quality issues could result in a negative impact on customer confidence in our Company and our brand image. If our product and service offerings do not meet applicable safety standards or our customers’ expectations regarding safety or quality, we could experience lost sales and increased costs and be exposed to legal, financial and reputational risks. Actual, potential or perceived product safety concerns could expose us to litigation as well as government enforcement action. In addition, in the event that any of our products fail to perform as expected, we may face direct exposure to warranty and product liability claims or may be required to participate in a government or self-imposed recall involving such products which could result in costly product recalls and other liabilities. As a result, our reputation as a manufacturer and distributor of high-quality products and services could suffer and impact customer loyalty.

We maintain strict quality controls and procedures, including the testing of raw materials and safety testing of selected finished products. However, we cannot be certain that our testing will reveal latent defects in our products or the materials from which they are made, which may not become apparent until after the products have been sold into the market. We also cannot be certain that our suppliers will always eliminate latent defects in products we purchase from them. Accordingly, there is a risk that product defects will occur, which could require a product recall. Product recalls can be expensive to implement, and, if a product recall occurs during the product’s warranty period, we may be required to replace the defective product. In addition, a product recall may damage our relationship with our customers which may result in a loss of market share.

In many jurisdictions, product liability claims are not limited to any specified amount of recovery. If any such claims or contribution requests exceed our available insurance or if there is a product recall, there could be an adverse impact on our results of operations. In addition, a recall claim could require us to review our entire product portfolio to assess whether similar issues are present in other product lines, which could result in significant disruption to our business and could have a further adverse impact on our business, financial condition, results of operations and cash flows. We cannot assure you that we will not experience any material warranty or product liability claim losses in the future or that we will not incur significant costs to defend such claims. There can be no assurance that we will have adequate reserves to cover any recalls, repair and replacement costs. Our customers that are not end-users of our products, including our OEM customers, may face similar claims or be obliged to conduct recalls of their own, which could result in lost business to us, or these customers may seek contribution from us for defects.

Our business is dependent upon substantial investment in information technology.

The efficient operation of our business requires substantial investment in technology infrastructure systems, including enterprise resource planning (“ERP”) systems, supply chain management systems, digital commerce systems and connected solutions platforms. The inability to fund, acquire and implement these systems may impact our ability to respond effectively to changing customer expectations, manage our business, scale our solutions effectively or impact our customer service levels, which may put us at a competitive disadvantage and negatively impact our financial results. Repeated or prolonged interruptions of service, due to problems with our systems or third- party technologies, whether or not in our control, could have a significant negative impact on our reputation and our ability to sell products and services.

We are highly dependent upon a variety of internal computer and telecommunication systems to operate our business. In order to support our continued operational ability and growth, we must maintain and continuously upgrade our ERP and other information systems, which are critical to our operational, accounting and financial functions. Failure to properly or adequately invest in and maintain these systems could result in the diversion of management’s attention and resources and could materially adversely affect our results of operations and impact our ability to efficiently manage our business. Our existing information systems may become obsolete, requiring us to transition our systems to a new platform. Such a transition would be time consuming and costly and would require management resources in excess of those we currently have.

Further, as we are dependent upon our ability to gather and promptly transmit accurate information to key decision makers, our business, results of operations, financial condition and cash flows may be adversely affected if our information systems do not allow us to transmit accurate information, even for a short period. Failure to properly or adequately address these issues could impact our ability to perform necessary business operations, which could adversely affect our reputation, competitive position, business, results of operations, financial condition and cash flows.

We must attract and retain qualified people to operate our systems, expand and improve them, integrate new programs effectively with our existing programs, and convert to new systems efficiently when required. Any disruption to our business due to such issues, or an increase in our costs to cover these issues that is greater than what we have anticipated, could have an adverse effect on business, financial condition, results of operations and cash flows. Our customers rely increasingly on our electronic ordering and information systems as a source for product information, including availability and pricing. There can be no assurance that our systems will not fail or experience disruptions, and any significant failure or disruption of these systems could prevent us from making sales, ordering and delivering products and otherwise conducting our business. Many of our customers use our website to check real-time product availability, see their customized pricing and place orders, and to access our connected solution platforms. Any material disruption of our website, our connected solution applications, or the Internet in general could impair our order processing or prevent our manufacturers and customers from accessing information and cause us to lose business or damage our reputation.

Cyber or other security incidents, could disrupt our internal systems causing service failures, disrupt our business operations, result in the loss of critical and confidential information, and adversely impact our reputation, our business, financial condition, results of operations and cash flows. Our connected products potentially expose our business to cybersecurity threats.

We create, deploy and maintain information technology (“IT”) and engineering systems, some of which involve sensitive information, including personal data, trade secrets and other proprietary information. In addition, our connected products potentially expose our business to cybersecurity threats. As a result, we are subject to systems, service or product failures, not only resulting from our own failures or the failures of third-party service providers, natural disasters, power shortages or terrorist attacks, but also from exposure to cyber or other security threats. Most of the jurisdictions in which we operate have laws and regulations relating to data security and protection of information. See “Risks Relating to Legal and Regulatory Matters – Risks associated with data privacy issues, including evolving laws and regulations and associated compliance efforts, could adversely affect our business, financial condition, results of operations and cash flows.” We have certain measures to protect our information systems and products against unauthorized access and disclosure of personal information and of our confidential information and trade secrets and confidential information and trade secrets belonging to our customers. However, there is no assurance that the security measures we have put in place will be effective in every case.

Global cybersecurity threats and incidents can range from employee mistake or intentional misconduct, uncoordinated individual attempts to gain unauthorized access to IT, payment and other systems to sophisticated and targeted measures known as advanced persistent threats directed at us, our products, our customers, vendors and/or our third-party service providers, including cloud providers. There has been an increase in the frequency and sophistication of cyber and other security threats we face, and our customers are increasingly requiring cyber and other security protections and standards in our products, and we may incur additional costs to comply with such demands. We have experienced, and expect to continue to experience, these types of threats and incidents.

We sell security and life safety solutions, which are designed to secure the safety of our subscribers and their residences or commercial properties. If these solutions fail for any reason, including due to defects in our software, a carrier outage, a failure of our network operating center, a failure on the part of one of our service provider partners, user error or cybersecurity incident, we could be subject to liability and reputational damage for such failures and our business could suffer.

We seek to deploy comprehensive measures to deter, prevent, detect, respond to and mitigate these threats, including employee training, identity and access controls, data protection, vulnerability assessments, product software designs that we believe are less susceptible to cyber-attacks, security and operational monitoring of our IT networks and systems and maintenance of backup and protective systems. Despite these efforts, cyber and other security incidents have resulted, and may in the future potentially result, in the unauthorized access, misappropriation, destruction, corruption, misuse or unavailability of personal data, company assets, critical data and confidential or proprietary information (our own or that of third parties), product failure and the disruption of business operations. Moreover, employee error or malfeasance, faulty password management or other intentional or inadvertent non-compliance with our security protocols and policies may result in breaches of our information systems. Our efforts to protect our company data and the information we receive may also be unsuccessful due to software “bugs,” system errors or other technical deficiencies, or vulnerabilities of our vendors and service providers. Cyber and other security incidents aimed at the software embedded in our products could lead to third-

party claims that our product failures have caused a similar range of damages to our customers, and this risk is enhanced by the increasingly connected nature of our products.

The potential consequences of a material cyber or other security incident include financial loss, reputational damage, negative media coverage, litigation with third parties, including class-action litigation, regulatory investigations or actions, theft of intellectual property, fines, diminution in the value of our investment in research, development and engineering, and increased cyber and other security protection and remediation costs due to the increasing sophistication and proliferation of threats, which in turn could adversely affect our competitiveness, business, financial condition, results of operations and cash flows. In addition to any costs resulting from contract performance or required corrective action, these incidents could generate increased costs or loss of revenue if our customers choose to postpone or cancel previously scheduled orders or decide not to renew any of our existing contracts. Breaches in security could also result in a negative impact for our customers and thus affect our relations with our customers, injure our reputation and harm our ability to keep existing customers and to attract new customers. Some jurisdictions have enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data. Such mandatory disclosures could lead to negative publicity and may cause our current and prospective customers to lose confidence in the effectiveness of our data security measures.

We have cybersecurity insurance (subject to specified retentions or deductibles) related to a breach event covering expenses for items such as notification, credit monitoring, investigation, crisis management, public relations and legal advice. We also maintain product liability insurance (subject to specified retentions or deductibles) that may cover certain physical damage or third-party injuries caused by potential cybersecurity incidents associated with our products. However, damages, fines and claims arising from such incidents may not be covered or may exceed the amount of any insurance available or may not be insurable.

We could incur significant costs in protecting our data centers, servers, applications, and cloud environments against, or remediating, security vulnerabilities or breaches and cyber-attacks. Additionally, the costs related to cyber or other security incidents may not be fully insured or indemnified by other means. The successful assertion of a large claim against us with respect to a cyber or other security incident could seriously harm our business. Even if not successful, these claims could result in significant legal and other costs and may be a distraction to our management and harm our customer relationships and reputation.

The failure of our network operations centers and data backup systems could put our users at risk.

Many of our solutions operate with a hosted architecture, and we update our solutions regularly while our solutions are operating. If our solutions and/or upgrades fail to operate properly, our solutions could stop functioning for a period of time, which could put our users at risk. Our ability to keep our business operating is highly dependent on the proper and efficient operation of our network operations centers and data backup systems. Although our network operations centers have back-up computer and power systems, if there is a catastrophic event, adverse weather conditions, natural disaster, terrorist attack, security breach or other extraordinary event, we may be unable to provide our subscribers with uninterrupted monitoring service. Furthermore, because data backup systems are susceptible to malfunctions and interruptions (including those due to equipment damage, power outages, human error, computer viruses, computer hacking, data corruption and a range of other hardware, software and network problems), we cannot guarantee that we will not experience data backup failures in the future. A significant or large-scale security breach, malfunction or interruption of our network operations centers or data backup systems could adversely affect our ability to keep our operations running efficiently. If a malfunction or security breach results in a wider or sustained disruption, it could have an adverse effect on our reputation, business, financial condition, results of operations or cash flows. See “Risks Relating to Our Business – Internal system or service failures, including as a result of cyber or other security incidents, could disrupt business operations, result in the loss of critical and confidential information, and adversely impact our reputation, our business, financial condition, results of operations and cash flows. Our connected products potentially expose our business to cybersecurity threats.”

Disruptions, or the need to relocate any of our facilities, could significantly disrupt our business.

We manufacture many products at single-location production facilities and rely on certain suppliers who also may concentrate production in single locations. A disruption, including work stoppage, supply chain failures, natural disasters, weather-related disruptions, or other disruptions at one or more of our production facilities could have adverse effects on our business, financial condition, results of operations and cash flows. Moreover, due to unforeseen circumstances or factors beyond our control, we may be forced to relocate our operations from one or more of our existing facilities to new facilities and may incur substantial costs, experience program delays and sacrifice proximity to customers and geographic markets as a result, potentially for an extended period of time. Any significant interruption in production at one or more of these facilities could negatively impact our ability to deliver our products to our customers.

A significant disruption in the supply of a key component due to a work stoppage or other disruption at one of our suppliers or any other supplier could impact our ability to make timely deliveries to our customers and, accordingly, have an adverse effect on our business, financial condition, results of operations and cash flows. Where a manufacturer halts production because of another supplier failing to deliver on time, or as a result of a work stoppage or other disruption, it is unlikely we will be fully compensated, if at all.

We rely on certain suppliers of materials and components for our products.

Certain of the materials and components for products we manufacture and those manufactured on our behalf are supplied by single or limited source suppliers. Our business, results of operations, financial condition and cash flows could be adversely affected by disruptions in supply from our third-party suppliers, whether from supply chain disruptions or if suppliers lack sufficient quality control or if there are significant changes in their financial or business condition or otherwise.

If our third-party suppliers and manufacturers fail to deliver materials, products, parts and components of sufficient quality on time and at reasonable prices, we could have difficulties fulfilling our orders or stocking our distribution centers on similar terms or at all, sales and profits could decline, and our commercial reputation could be damaged. Our ability to manage inventory and meet delivery requirements may be constrained by our suppliers’ inability to scale production and adjust delivery of long-lead-time products during times of volatile demand. Our inability to fill our supply needs would jeopardize our ability to fulfill obligations which could, in turn, result in reduced sales and profits, contract penalties or terminations, and damage to customer relationships.

Certain of our suppliers provide us with cloud-based services which we rely on to support our products and solutions and serve our customers and consumers. These types of relationships with cloud-based service providers are expected to increase over time. If their services fail, the operation and maintenance of our products and solutions, installed based as well as new sales, may be adversely impacted.

If we fail to adequately assess the creditworthiness and operational reliability of existing or future suppliers, if there is any unanticipated deterioration in their creditworthiness and operational reliability, or if our suppliers do not perform or adhere to our existing or future contractual arrangements, any resulting inability to otherwise obtain the supplies or our inability to enforce the terms of the contract or seek other remedies could have an adverse effect on our financial condition and results of operations and could cause us to incur significant liabilities.

We obtain many of the products for our ADI Global Distribution business from third parties.

Most of the low-voltage products we distribute through our ADI Global Distribution business are manufactured by third parties. As a result, terminations of supply or services agreements or a change in terms or conditions of sale from one or more of our key manufacturers could negatively affect our operating margins, net revenue or the level of capital required to fund our operations. We have standard distribution contracts with our manufacturers which are subject to renegotiation or non-renewal. Our dependence on third-party manufacturers leaves us vulnerable to having an inadequate supply of demanded products, price increases, late deliveries and poor product quality.

Our ability to obtain particular products or product lines in the required quantities and our ability to fulfill customer orders on a timely basis is critical to our success. Our manufacturers have experienced product supply shortages from time to time due to the inability of certain of their suppliers to supply certain products on a timely basis. As a result, we have experienced, and may in the future continue to experience, short-term shortages of specific products. We cannot provide any assurances that manufacturers will be able to maintain an adequate supply of products to fulfill all of our customer orders on a timely basis. Our reputation, sales and profitability may suffer if manufacturers are not able to provide us with an adequate supply of products to fulfill our customer orders on a timely basis or if we cannot otherwise obtain particular products or product lines.

Manufacturers who currently distribute their products through us may decide to shift to or substantially increase their existing distribution with other distributors, their own dealer networks, or directly to resellers or end-users. Increasingly, our manufacturers are combining, leaving us with fewer alternative sources. This could result in more intense competition as distributors strive to secure distribution rights with these manufacturers, which could have an adverse impact on our business, financial condition, results of operations and cash flows. If we are unable to maintain an adequate supply of products, or if manufacturers do not regularly invest in, introduce to us, and/or make new products available to us for distribution, our net revenue and gross profit could suffer considerably.

Raw material price fluctuations, the ability of key suppliers to meet quality and delivery requirements, or catastrophic events can increase the cost of our products and services, impact our ability to meet commitments to customers and cause us to incur significant liabilities.

The cost and availability of raw materials (such as copper, steel, aluminum, plastics, printed circuit boards, semiconductors and passive electronics) is a key factor in the cost of our products. Our inability to offset material price inflation through increased prices to customers, formula or long-term fixed price contracts with suppliers, productivity actions or through commodity hedges could adversely affect our business, financial condition, results of operations and cash flows. Supply interruptions could arise from shortages of raw materials, effects of economic, political or financial market conditions on a supplier’s operations, labor disputes or weather conditions affecting products or shipments, transportation disruptions, information system disruptions, health issues or epidemics causing disruptions, or other reasons beyond our control.

The profitability of our business is also dependent upon the efficiency of our supply chain. An inefficient or ineffective supply chain strategy or operations could increase operational costs, reduce profit margins and adversely affect our business, financial condition, results of operations and cash flows. Short or long-term capacity constraints or financial distress at any point in our supply chain could disrupt our operations and adversely affect our financial performance, particularly when the affected suppliers and manufacturers are the sole sources of products that we require or that have unique capabilities, or when our customers have directed us to use those specific suppliers and manufacturers. We incur significant freight expenses related to the purchase of products for distribution and fluctuations in fuel costs may cause us to incur additional expense.

We are subject to the economic, political, health, epidemic, regulatory, foreign exchange and other risks of international operations.

Our international revenues represented approximately 31% of our net revenue for the year ended December 31, 2019. Our international geographic footprint subjects us to many risks including: exchange control regulations; wage and price controls; antitrust/competition and environmental regulations; employment regulations; foreign investment laws; monetary and fiscal policies and protectionist measures that may prohibit acquisitions or joint ventures, establish local content requirements, or impact trade volumes; import, export and other trade restrictions (such as embargoes); violations by our employees of anti-corruption laws (despite our efforts to mitigate these risks); changes in regulations regarding transactions with state-owned enterprises; nationalization of private enterprises; natural and man-made disasters, hazards and losses; backlash from foreign labor organizations related to our restructuring actions; violence, civil and labor unrest; acts of terrorism; health epidemics; and our ability to hire and maintain qualified staff and maintain the safety of our employees in these regions. Additionally, certain of the markets in which we operate have adopted increasingly strict data privacy and data protection requirements or may require local storage and processing of data or similar requirements. See “Risks Relating to Legal and Regulatory Matters – Risks associated with data privacy issues, including evolving laws and regulations and associated compliance efforts, could adversely affect our business, financial condition, results of operations and cash flows.”

Instabilities and uncertainties arising from the global geopolitical environment can negatively impact our business. The implementation of more restrictive trade policies or the renegotiation of existing trade agreements in the U.S. or other countries where we sell or manufacture large quantities of products and services or procure supplies and other materials incorporated into our products could negatively impact our business results of operations, cash flows and financial condition. For example, a government’s adoption of “buy national” policies or retaliation by another government against such policies, such as tariffs or quotas, could have a negative impact on our results of operations.

Tariffs, sanctions and other barriers to trade could adversely affect the business of our customers and suppliers, which could in turn negatively impact our net revenue and results of operations. For example, Chinese sanctions have remained in place for some of our products in the Products & Solutions segment, with mitigations in place to reduce the impact. The U.K. officially left the E.U. on January 31, 2020 with an agreement which includes a transition period currently expiring December 31, 2020. During the transition period no impact is expected on trade (business as usual as the movement of products between the U.K. and the E.U. remains in free circulation, with import and export declarations not implemented). These and other instabilities and uncertainties arising from the global geopolitical environment, along with the cost of compliance with increasingly complex regulations worldwide, can impair our flexibility in modifying product, marketing, pricing or other strategies for growing our businesses, as well as our ability to improve productivity and maintain acceptable operating margins.

Our global operations and supply chain which is supported by partners located around the world could be impacted by health and public safety issues, e.g. Coronavirus, and could have a material impact on demand for our products and solutions, our business operations in the impacted regions, and supplies to other regions.

As a result of our global presence, a portion of our net revenue are denominated in currencies other than the U.S. Dollar, whereas a significant amount of our payment obligations, including pursuant to the Honeywell Reimbursement Agreement and Tax Matters Agreement are denominated in U.S. Dollars, which exposes us to foreign exchange risk. We monitor and may seek to reduce such risk through hedging activities; however, foreign exchange hedging activities bear a financial cost and may not always be available to us or be successful in eliminating such volatility. Finally, we generate significant amounts of cash outside of the United States that is invested with financial and non-financial counterparties. While we employ comprehensive controls regarding global cash management to guard against cash or investment loss and to ensure our ability to fund our operations and commitments, a material disruption to the counterparties with whom we transact business could expose us to financial loss.

We operate in many high-growth regions that require modifications to our products based on local building codes, regulations, standards, certifications and other factors, which may impact our cost to serve and profitability as we continue our penetration into these regions.

Part of our growth strategy is dependent on expanding our distribution business.

Part of our growth strategy is to expand our geographic footprint and to increase the types and number of products sold through ADI Global Distribution. Our ability to open new ADI Global Distribution locations in both existing and new markets could be affected by local regulations and the availability of suitable real estate. We may not be able to acquire from manufacturers certain product lines that we are interested in adding to our distribution business, and if we are able to add products, they may not result in sales as expected and may not be profitable. If we are unable to execute on any part of our growth strategy, our business, financial condition, results of operations and cash flows could be adversely affected.

Our profitability and results of operations may be adversely affected by a significant failure or inability to comply with the specifications and manufacturing requirements of our OEM customers.

We generally have to qualify, and are required to maintain our status, as a supplier for each of our OEM customers. This is a lengthy process that involves the inspection and approval by a customer of our engineering, documentation, manufacturing and quality control procedures before that customer will place volume orders. If we are successful in qualifying, there is no assurance that any OEM will purchase products from us. Given the length of this qualification process, the risk that our business, results of operations and financial condition would be adversely affected by the loss of, or any reduction in orders by, any of our significant OEM customers is increased. Accordingly, the success of our business depends on OEMs continuing to outsource the manufacturing of critical products to us. It would be difficult to replace lost revenue resulting from the loss of, or the reduction, cancellation or delay in purchase orders by, any one of these customers, whether due to their decision to not continue to outsource all or a portion of their critical parts for their capital equipment, their moving their business to our competitors or otherwise. A significant failure or inability to comply with customer specifications and manufacturing requirements or delays or other problems with existing or new products (including program launch difficulties) could result in financial penalties, cancelled orders, increased costs, loss of sales, loss of customers or potential breaches of customer contracts, which has had and could in the future have an adverse effect on our profitability and results of operations. We have in the past lost business from OEM customers who have taken the manufacturing of our products in-house or moved business to our competitors. If we are unable to replace revenue from lost OEM customers it could have an adverse impact on our financial position, results of operation and cash flows. In addition, if we are unable to obtain additional business from OEMs the potential growth of our business results could be adversely affected. In some instances, such a move away from our company happens over time due to the lengthy qualification process our OEM customers employ.

We may not be able to retain or expand relationships with certain large customers.

A number of our customers are large and contribute significantly to our net revenue and operating income. Consolidation or change of control, particularly among our OEM customers, or a decision by any one or more of our customers to outsource all or most manufacturing work to a single equipment manufacturer, may continue to concentrate our business in a limited number of customers and expose us to increased risks relating to dependence on a smaller number of customers. By virtue of our largest customers’ size and the significant portion of revenue that we derive from them, they are able to exert significant influence in the negotiation of our commercial agreements and the conduct of our business with them. Furthermore, there is significant consolidation of companies focused on security products, and we have had customers combine both with customers with whom we have had a prior relationship with, as well as those with whom we have little or no prior relationship, putting us at risk of loss of sales. If we are unable to retain and expand our business with these large customers on favorable terms, our business, financial condition, results of operations and cash flows will be adversely affected.

We have credit exposure to our customers.

Any adverse trends in our customers’ businesses could cause us to suffer credit losses. As is customary in our markets, we extend credit to our customers. A portion of our customers are small contractors with inconsistent cash flow. As such, they rely on us to provide their businesses with credit and to carry specified inventory to support their operations. We may be unable to collect on receivables if our customers experience decreases in demand for their products and services, do not manage their businesses adequately, or otherwise become less able to pay due to adverse economic conditions or refinancing events. While we evaluate our customers’ qualifications for credit and monitor our extensions of credit, these efforts cannot prevent all credit losses, and credit losses negatively impact our performance. In addition, for financial reporting purposes, we establish reserves based on our historical experience of credit losses. To the extent that our credit losses exceed those reserves, our financial performance will be negatively impacted beyond what is expected. If there is deterioration in the collectability of our receivables, or we fail to take other actions to adequately mitigate such credit risk, our earnings and cash flows, could deteriorate. In addition, if we are unable to extend credit to our customers, we may experience loss of certain contracts or business.

Extending credit to international customers involves additional risks. It is often more difficult to evaluate credit of a customer or obtain credit protections in our international operations. Also, credit cycles and collection periods are typically longer in our international operations. We are also subject to credit risk associated with customer concentration. If one or more of our largest customers were to become bankrupt or insolvent, or otherwise were unable to pay for our products, we may incur significant write-offs of accounts that may have an adverse effect on our business, financial condition, results of operations and cash flows. As a result of these factors and other challenges in extending credit to international customers, we generally face greater credit risk from sales internationally compared to domestic sales.

Failure to protect our intellectual property could adversely affect our business, financial condition and results of operations and cash flows.

We rely on a combination of patents, copyrights, trademarks, trade names, trade secrets and other proprietary rights, as well as contractual arrangements, including licenses, to establish, maintain and protect our intellectual property rights. Effective intellectual property protection may not be available in every country in which we do business. We may not be able to acquire or maintain appropriate registered or unregistered intellectual property in all countries in which we do business. Companies that license intellectual property we own or use, especially, the Honeywell Home brand, also may take actions to terminate any licenses to us or actions that diminish the value of our intellectual property or harm our reputation. If our material in-license agreements are terminated, our ability to conduct our business could be harmed, and we could be exposed to liability or be required to redesign or rebrand our products.

Our intellectual property rights may not be sufficient to permit us to take advantage of some business opportunities. As a result, we may be required to change our plans or acquire the necessary intellectual property rights, which could be costly. Furthermore, our ability to enforce our intellectual property rights in emerging markets may be limited by legal or practical considerations that have not historically affected our business in markets with more established intellectual property protection systems.

The protection of our intellectual property may be expensive and time consuming. There can be no assurance that the steps we take to maintain and protect our intellectual property will be adequate, or that third parties will not infringe, circumvent, misappropriate or violate our intellectual property. If our efforts to protect our intellectual property are not adequate, the value of our goods and services may be harmed, which could have an adverse effect on our business, financial condition, results of operations and cash flows. Any impairment of our intellectual property, including due to changes in U.S. or worldwide intellectual property laws or the absence of effective legal protection or enforcement measures, could adversely impact our business, financial condition, results of operations and cash flows.

Failure to increase productivity through sustainable operational improvements, as well as an inability to successfully execute restructuring projects or to effectively manage our workforce, may reduce our profitability or adversely impact our businesses.

Our profitability and margin growth are dependent upon our ability to drive sustainable improvements. In addition, we seek productivity and cost savings benefits through restructuring and other projects, such as consolidation of manufacturing facilities, transitions to cost-competitive regions, workforce reductions, product line rationalizations and other cost-saving initiatives. Risks associated with these actions include delays in execution of the planned initiatives, additional unexpected costs, asset impairments, realization of fewer than estimated productivity improvements and adverse effects on employee morale. We may not realize the full operational or financial benefits we expect and the recognition of these benefits may be delayed and these actions may potentially disrupt our operations. In addition, organizational changes, attrition, labor relations difficulties, or workforce stoppage could have an adverse effect on our business, reputation, financial condition, results of operations and cash flows.

We can provide no assurance that the operational and financial review we are conducting will result in the effects we are expecting.

In connection with our third quarter 2019 earnings results, we announced a comprehensive operational and financial review of our business. While we are pleased with the results we have realized thus far in 2020 in the implementation of actions identified as part of this review, the process is ongoing and there can be no assurance that we will be able to achieve all of the goals, including cost savings, that we have identified to date. In addition, uncertainty around the review could lead to disruption in our business, including our relationships with our customers, suppliers and employees.

Our operations require substantial capital and we may not be able to obtain additional capital that we need in the future on favorable terms or at all.

We may require additional capital in the future to finance our growth and development, upgrade and improve our manufacturing capabilities, implement further marketing and sales activities, fund ongoing research and development activities, satisfy regulatory and environmental compliance obligations and national approvals requirements, satisfy obligations under the Honeywell Reimbursement Agreement, and meet general working capital needs. Our capital requirements will depend on many factors, including acceptance of and demand for our solutions, the extent to which we invest in new technology and research and development projects and the status and timing of these developments. If our access to capital were to become constrained significantly, or if costs of capital increased significantly, due to lowered credit ratings, prevailing business conditions, the volatility of the capital markets or other factors, our business, financial condition, results of operations and cash flows could be adversely affected.

We are responsible for obtaining and maintaining sufficient working capital and other funds to satisfy our cash requirements, and debt or equity financing may not be available to us on terms we find acceptable, if at all. Even if we are able to obtain financing or access the capital markets, incurring additional debt may significantly increase our interest expense and financial leverage, and our level of indebtedness could restrict our ability to fund future development and acquisition activities. We believe that we have adequate capital resources to meet our projected operating needs, capital expenditures and other cash requirements, including payments to Honeywell under the Honeywell Reimbursement Agreement. However, we may need additional capital resources in the future and if we are unable to obtain sufficient resources for our operating needs, capital expenditures and other cash requirements for any reason, our business, financial condition and results of operations could be adversely affected.

We are subject to risks associated with the Honeywell Reimbursement Agreement, pursuant to which we are required to make substantial cash payments to Honeywell, measured in substantial part by reference to estimates by Honeywell of certain of its liabilities.

In connection with the Spin-Off, we entered into the Honeywell Reimbursement Agreement (as defined below), pursuant to which we have an obligation to make cash payments to Honeywell in amounts equal to 90% of payments, which include amounts billed (“payments”), with respect to certain environmental claims, remediation and hazardous exposure or toxic tort claims, in each case including consequential damages (the “liabilities”) in respect of the Honeywell Sites, including the legal and other costs of defending and resolving such liabilities, less 90% of Honeywell’s net insurance receipts relating to such liabilities, and less 90% of the net proceeds received by Honeywell in connection with (i) affirmative claims relating to such liabilities, (ii) contributions by other parties relating to such liabilities and (iii) certain property sales (the “recoveries”). The amount payable by us in respect of such liabilities arising in any given year is subject to a cap of $140 million (exclusive of any late payment fees up to 5% per annum). Payments in respect of the liabilities arising in a given year are made quarterly throughout such year on the basis of an estimate of the liabilities and recoveries provided by Honeywell. Following the end of any such year, Honeywell provides us with a calculation of the amount of payments and the recoveries received. Subject to the aforementioned cap, if the amount of payments (net of recoveries) is greater than the previously provided estimate, we pay Honeywell the amount of such difference (the “true-up payment”) and, if the amount of the previously provided estimate is greater than the amount of payments (net of recoveries), we will receive a credit in the amount of such difference that will be applied to future payments. If a true-up payment exceeds $30 million, such true-up payment will be made in eight equal installments, payable on a monthly basis on and following the date the true-up payment is due.

For example, if in any given year, Honeywell’s estimated annual payments that are within the scope of the Honeywell Reimbursement Agreement totaled $140 million, and if Honeywell’s estimated associated recoveries totaled $20 million, then our quarterly payment obligations in respect of that year would be 90% of the net amount (or $108 million) divided by four, or $27 million. If, for such year, Honeywell’s annual payments actually totaled $165 million, and if Honeywell’s associated recoveries actually totaled $10 million, our additional true-up payment obligation in respect of that year would be 90% of the net amount (or $139.5 million) minus the sum of our quarterly payments, or $108 million, resulting in an aggregate payment in respect of such year of $31.5 million, which, because it exceeds $30 million, would be made in eight equal installments, payable on the true-up date and on a monthly basis following the date the true-up payment is due. However, if in any given year, Honeywell’s estimated annual payments totaled $175 million, and the estimated associated recoveries totaled $5 million, then our quarterly payment obligations in respect of that year would be capped at $35 million even though 90% of the net amount (or $153 million) divided by four is higher at $38.25 million, resulting in an aggregate maximum payment for such year equal to the cap of $140 million (regardless of whether or not actual liabilities (net of recoveries) exceeded the previously provided estimates).

Honeywell’s environmental claim and remediation payments in respect of the Honeywell Sites for the years 2019, 2018 and 2017, net of Honeywell’s associated receipts for insurance and amounts received by Honeywell in connection with affirmative claims, contributions and property sales including any legal fees, were approximately $164 million, $206 million and $198 million, respectively. At September 26, 2020 we have recorded a liability to Honeywell of approximately $622 million in relation to our environmental obligation to Honeywell under the Honeywell Reimbursement Agreement.

In the event that Honeywell completes a transfer to a third party in respect of a portion of the remediation liabilities that are within the scope of the Honeywell Reimbursement Agreement, we will be obligated to pay 90% of the amount paid or payable by Honeywell in connection with such liability transfer, less any applicable recoveries. Amounts payable in respect of liability transfers for any given year are paid in the year following the year in which they occur, at the time that the true-up payment is made. If the amounts payable in respect of a liability transfer, together with any true-up payment, exceeds $30 million, such amounts will be made in eight equal installments, payable on the true-up date and on a monthly basis following the date the true-up payment is due. While any amount in respect of a liability transfer is outstanding, the annual payment by us to Honeywell will be first allocated towards the liabilities described above relating to environmental claims, remediation, hazardous exposure and toxic tort claims arising outside of the scope of the liability transfer, and then towards the liability transfer payment. The amount payable by us in respect of (i) any such liability transfers and (ii) the liabilities described above relating to environmental claims, remediation, hazardous exposure and toxic tort claims arising in any given year, is subject to a cap of $140 million (exclusive of any late payment fees up to 5% per annum). The liability transfer amount for the 2019 year was approximately $8 million.

The scope of our current environmental remediation obligations subject to the Honeywell Reimbursement Agreement currently relates to approximately 230 sites or groups of sites that are undergoing environmental remediation under U.S. federal or state law and agency oversight for contamination associated with Honeywell historical business operations. The ongoing environmental remediation is designed to address contaminants at upland and sediment sites, which include, among others, metals, organic compounds and polychlorinated biphenyls, through a variety of methods, which include, among others, excavation, capping, in-situ stabilization, groundwater treatment and dredging. In addition, our obligations subject to the Honeywell Reimbursement Agreement will include certain liability with respect to (i) hazardous exposure or toxic tort claims associated with the Honeywell Sites that arise after the Spin-Off, if any, (ii) currently unidentified releases of hazardous substances at or associated with the Honeywell Sites, (iii) other environmental claims associated with the Honeywell Sites and (iv) consequential damages.

Payment amounts under the Honeywell Reimbursement Agreement will be deferred to the extent that the payment thereof would cause a specified event of default under certain indebtedness, including our principal credit agreement, or cause us to not be compliant with certain financial covenants in certain indebtedness, including our principal credit agreement on a pro forma basis, including the maximum total leverage ratio (ratio of debt to EBITDA, which excludes any amounts owed to Honeywell under the Honeywell Reimbursement Agreement), and the minimum interest coverage ratio. A 5% late payment fee will accrue on all amounts that are not otherwise entitled to be deferred under the terms of the Honeywell Reimbursement Agreement, without prejudice to any other rights that Honeywell may have for late payments. In each calendar quarter, our ability to pay dividends and repurchase capital stock in such calendar quarter will be restricted until any amounts payable under the Honeywell Reimbursement Agreement in such quarter (including any deferred payment amounts) are paid to Honeywell and we will be required to use available restricted payment capacity under our debt agreements to make payments in respect of any such deferred amounts. Payment of deferred amounts and certain other amounts could cause the amount we are required to pay under the Honeywell Reimbursement Agreement in respect of liabilities arising in any given calendar year to exceed $140 million (exclusive of any late payment fees up to 5% per annum). All amounts payable under the Honeywell Reimbursement Agreement are guaranteed by certain of our subsidiaries that act as guarantors under our principal credit agreement, subject to certain exceptions. Under the Honeywell Reimbursement Agreement, we are subject to certain of the affirmative and negative covenants to which we are subject under our principal credit agreement. Further, pursuant to the Honeywell Reimbursement Agreement, our ability to (i) amend or enter into waivers under our principal credit agreement or our indenture, (ii) enter into another credit agreement or our indenture or make amendments or waivers thereto, or (iii) enter into or amend or waive any provisions under other agreements, in each case, in a manner that would adversely affect the rights of Honeywell under the Honeywell Reimbursement Agreement, will be subject to Honeywell’s prior written consent. This consent right will significantly limit our ability to engage in many types of significant transactions on favorable terms (or at all), including, but not limited to, equity and debt financings, liability management transactions, refinancing transactions, mergers, acquisitions, joint ventures and other strategic transactions. Please see “Risks Relating to the Spin-Off – We have certain business conflicts of interest with Honeywell with respect to our past and ongoing relationships. In addition, the agreements that we entered into with Honeywell in connection with the Spin-Off may impose significant restrictions on us and our subsidiaries and limit our ability to engage in actions that may be in our long-term best interests, and we may from time to time have disputes with Honeywell under such agreements that could have a material impact on our business and operations.”

The Honeywell Reimbursement Agreement may have material adverse effects on our liquidity and cash flows and on our results of operations, regardless of whether we experience a decline in net revenue. The Honeywell Reimbursement Agreement may also require us to accrue significant long-term liabilities on our consolidated balance sheet, the amounts of which will be dependent on factors outside our control, including Honeywell’s responsibility to manage and determine the outcomes of claims underlying the liabilities. This may have a significant negative impact on the calculation of key financial ratios and other metrics that are important to investors, rating agencies and securities analysts in evaluating our creditworthiness and the value of our securities. Accordingly, our access to capital to fund our operations may be materially adversely affected and the value of your investment in our company may decline. The Honeywell Reimbursement Agreement also includes other obligations that may impose significant operating and financial restrictions on us and our subsidiaries and limit our ability to engage in actions that may be in our long-term best interests.

Although we will have access to information regarding these liabilities as we may reasonably request for certain purposes, as well as the ability to participate in periodic standing meetings with Honeywell’s remediation management team responsible for management of the underlying claims, including outside litigation or environmental counsel if necessary, the payment obligations under the Honeywell Reimbursement Agreement relate to legal proceedings and remediation efforts that we will not control, and we accordingly do not expect to be able to make definitive decisions regarding settlements or other outcomes that could influence our potential related exposure.

Our business could be negatively affected as a result of the actions of activist or hostile stockholders.

Our business could be negatively affected as a result of stockholder activism, which could cause us to incur significant expense, hinder execution of our business strategy, and impact the trading value of our securities. Stockholder activism, which could take many forms or arise in a variety of situations, has been increasing in publicly traded companies in recent years. Several activist investors have previously invested in our stock and, while we have had constructive engagement with them to date, we are nonetheless subject to the risks associated with current or future stockholders that may take an activist or more hostile approach. Stockholder activism, including potential proxy contests, requires significant time and attention by management and the Board, potentially interfering with our ability to execute our strategic plan. Additionally, such stockholder activism could give rise to perceived uncertainties as to our future direction, adversely affect our relationships with key executives and business partners and make it more difficult to attract and retain qualified personnel. Also, we may be required to incur significant legal fees and other expenses related to activist stockholder matters. Any of these impacts could materially and adversely affect our business and operating results. Further, the market price of our common stock could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties described in this “Risk Factors” section.

Our effective tax rate will be affected by factors including changes in tax rules, and in the interpretation and application of those rules, in the countries in which we operate.

Our future results of operations could be adversely affected by changes in the effective tax rate as a result of a change in the mix of earnings in countries with differing statutory tax rates, changes in tax laws, regulations and judicial rulings (or changes in the interpretation thereof), changes in generally accepted accounting principles, changes in the valuation of deferred tax assets and liabilities, changes in the amount of earnings permanently reinvested offshore, the results of audits and examinations of previously filed tax returns and continuing assessments of our tax exposures and various other governmental enforcement initiatives. Our tax expense includes estimates of tax reserves and reflects other estimates and assumptions, including assessments of our future earnings which could impact the valuation of our deferred tax assets. Changes in tax laws or regulations, including multi-jurisdictional changes enacted in response to the guidelines provided by the Organization for Economic Co-operation and Development to address base erosion and profit shifting will increase tax uncertainty and may adversely impact our provision for income taxes. As noted under “Risks Relating to Our Business – We are subject to risks associated with the Honeywell Reimbursement Agreement, pursuant to which we will be required to make substantial cash payments to Honeywell, measured in substantial part by reference to estimates by Honeywell of certain of its liabilities.”

We may be required to make significant cash contributions to our defined benefit pension plans.

We sponsor defined benefit pension plans under which certain eligible Company employees will earn pension benefits. We have plans in several countries including the U.S. The Federal Pension Protection Act of 2006, which is generally applicable to U.S. qualified defined benefit pension plans, generally requires that qualified defined benefit pension plans maintain certain capitalization levels. Changes in discount rates and actual asset returns different than our anticipated asset returns can result in significant non-cash actuarial gains or losses. With regard to cash pension contributions, funding requirements for our pension plans are largely dependent upon interest rates, actual investment returns on pension assets and the impact of legislative or regulatory changes related to pension funding obligations. Our pension plan contributions may be material and could adversely impact our financial condition, cash flow and results of operations. We plan to make pension plan contributions during 2020 and in future periods sufficient to satisfy funding requirements.

Risks Relating to Legal and Regulatory Matters

We operate in regulated markets.

Many of our products, technologies and services, in particular products implicating life safety, are subject to regulatory agency oversight, such as by the U.S. Consumer Product Safety Commission, the Federal Trade Commission (“FTC”), the Federal Communications Commission (“FCC”) and the U.S. Environmental Protection Agency. Further, we are subject to legal and regulatory programs, including the European Union’s CE mark, the European Community directive Waste Electrical and Electronic Equipment and Registration, Evaluation, Authorization and Restriction of Chemicals Directives, the Gulf Mark standard for low-voltage electric products required in Gulf Member States, the EurAsian Conformity Mark for member countries of Customs Union, the China Compulsory Certification and the Regulatory Compliance Mark for Australia which may contribute to our compliance expenses. Many state regulators, such as the California Department of Toxic Substances Control, also have an impact on our markets. For example, 23 states have specific mercury thermostat regulations which require business compliance due to decades of sales of thermostats containing mercury. Mandatory collection requirements, penalties and federal legislation can have an impact on the expense. It is also important that our products comply with various third-party standards, such as those of UL.

In addition, the FCC repealed net neutrality rules in 2018. We do not yet know the impact it may have on our business. Less favorable treatment of traffic from our services or higher charges to customers by broadband service providers for using our products and services could cause us to lose existing subscribers, impair our ability to attract new subscribers and adversely affect our business, financial condition, results of operations and cash flows.

Further, third-party vendors that may be contracted by the Company may be subject to extensive regulation in the markets where we operate or may expand in the future. For example, the FTC and the FCC have issued regulations that place restrictions on, among other things, making unsolicited telephone calls to residential and wireless telephone subscribers using “automatic telephone dialing systems” or prerecorded or artificial voice messages, and/or making telemarketing calls to residential telephone numbers on the National Do Not Call Registry. We require third-party vendors to comply with these laws and regulations. If such third parties were to take actions in violation of these laws, we could be exposed to claims, including by government regulators, arising out of such actions. In addition, changes in the applicable laws, regulations and technology affecting telecommunication services could require us to change the way we operate, which could increase costs or otherwise disrupt our operations, which in turn could adversely affect our business, financial condition, results of operations and cash flows.

Some local governments impose assessments, fines, penalties and limitations on either customers or companies for false alarms. Certain municipalities have adopted ordinances under which both permit and alarm dispatch fees are charged directly to companies. Service providers generally pass these charges on to customers but may not be able to collect if customers are unwilling or unable to pay them, and this may require the service provider to suspend or terminate service and as a result adversely affect our business, financial condition, results of operations and cash flows. Furthermore, our customers may elect to terminate or not renew services if assessments, fines, or penalties for false alarms become significant. If more local governments were to impose assessments, fines or penalties or requirements for response such as video verification, it could adversely affect our customer base, business, financial condition, results of operations and cash flows.

The net revenue and margins of our business are directly impacted by government regulations, including safety, performance and product certification regulations, particularly those driven by customer demands and national approvals, as well as changes in trade agreements and environmental and energy efficiency standards. Growth within emerging markets may be adversely impacted by the inability to acquire and retain qualified employees where local employment law mandates may be restrictive.

We cannot predict with certainty the outcome of litigation matters, government proceedings and other contingencies and uncertainties.

In the ordinary course of business, we may make certain commitments, including representations, warranties and indemnities relating to current and past operations, including those related to divested businesses, and issue guarantees of third-party obligations. We are also subject to various lawsuits, investigations and disputes arising out of the conduct of our business, including matters relating to commercial transactions, government contracts, product liability, prior acquisitions and divestitures, employee benefit plans, intellectual property, and environmental, health and safety matters.

In particular, the Company, the Company’s former CEO Michael Nefkens, the Company’s former CFO Joseph Ragan, and the Company’s former CIO Niccolo de Masi are named defendants of a purported class action securities suit styled In re Resideo Technologies, Inc. Securities Litigation, 19-cv-02863 (the “Securities Litigation”). The Securities Litigation is a class action securities suit with the class defined as all persons or entities who purchased or otherwise acquired common stock of Resideo during the class period of October 29, 2018 to November 6, 2019. The complaint asserts claims under Section 10(b) and Section 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), broadly alleging, among other things, that the defendants (or some of them) made false and misleading statements regarding, among other things, Resideo’s business, performance, the efficiency of its supply chain, operational and administrative issues resulting from the spin-off from Honeywell, certain business initiatives, and financial guidance in 2019. The defendants filed a motion to dismiss the complaint on July 10, 2020. We expect the motion to dismiss to be fully briefed in November 2020. A tentative argument is scheduled for December 1, 2020. The Company intends to vigorously defend against the allegations in the Securities Litigation, but there can be no assurance that the defense will be successful.

On July 7, 2020, Jawad A. Ayaz as Trustee of the Shiv Venkatasetty 2016 Trust (“Derivative Plaintiff”) filed a shareholder derivative complaint (the “Derivative Complaint”) against certain current or former directors and officers of the Company (“Derivative Defendants”) in the District Court for the District of Delaware, captioned Ayaz v. Nefkens, 20-cv-00915. Derivative Plaintiff alleges generally that Derivative Defendants breached fiduciary duties owed to the Company by allegedly causing or allowing the Company to make materially false and misleading statements to the public regarding the Company’s business operations and financial prospects. Derivative Plaintiff also alleges that the Company’s 2019 proxy statement was materially false and misleading, in violation of Section 14(a) of the Exchange Act, and asserts claims of corporate waste and unjust enrichment, among other allegations, and relies on a similar set of facts as alleged in the Securities Litigation. The Derivative Complaint seeks declaratory relief and unspecified money damages on behalf of the Company. On July 28, 2020, certain of the Derivative Defendants filed a stipulation to stay the proceedings pending the resolution of the motion to dismiss in the Securities Litigation. An additional shareholder derivative complaint was filed on August 12, 2020, by Plaintiff Daniel Sanclemente (the “Sanclemente Action”) on behalf of the Company in the District Court for the District of Delaware, captioned Sanclemente v. Nefkens, 20-cv-1062, alleging substantially the same facts and making substantially the same claims against the same defendants as in the Derivative Complaint. The parties to the Derivative Complaint and the Sanclemente Action have agreed to consolidate both actions. The consolidated action is styled In re Resideo Technologies, Inc. Derivative Litigation, 20-cv-00915 (the “Derivative Action”), and lead counsel has been appointed. Additionally, the pending stipulation to stay the proceedings pending the resolution of the motion to dismiss in the Securities Litigation was granted and is applicable to the consolidated action. On August 28, 2020, Riviera Beach Police Pension Fund (“Riviera Beach”) filed a motion to intervene in the Derivative Action, noticing its intent to file a complaint against some or all of the Derivative Defendants. As of September 18, 2020, Riviera Beach and the existing plaintiffs reached an agreement regarding the leadership structure of the Derivative Action in the event that Riviera Beach files its own complaint. The Company intends to defend this action vigorously, but there can be no assurance that the defense will be successful.

We are unable to predict how long such proceedings, in particular the purported class action and derivative lawsuits, will continue, but we anticipate that we may incur significant costs in connection with some or all of these matters and that these proceedings and any related matters may result in a substantial distraction of management’s time. In addition, we are currently subject to investigations and inquiries by governmental agencies (including the SEC) relating to these matters. We may face future governmental inquiries and investigations on these issues.

Our potential liabilities are subject to change over time due to new developments, changes in settlement strategy or the impact of evidentiary requirements, and we may become subject to or be required to pay damage awards or settlements that could have an adverse effect on our business, financial condition, results of operations and cash flows. If we were required to make payments, such payments could be significant and could exceed the amounts we have accrued with respect thereto, adversely affecting our business, financial condition, results of operations and cash flows. While we maintain or may otherwise have access to insurance for certain risks, the amount of our insurance coverage may not be adequate to cover the total amount of all insured claims and liabilities and we may have to satisfy insurance retentions. The incurrence of significant liabilities for which there is no or insufficient insurance coverage (or where there is available insurance but high deductible levels) could adversely affect our liquidity and financial condition, results of operations and cash flows.

Our operations and the prior operations of predecessor companies expose us to the risk of material environmental liabilities.

We are subject to potentially material liabilities related to the investigation and cleanup of environmental hazards and to claims of personal injuries or property damages that may arise from hazardous substance releases and exposures. These liabilities arise out of our current and past operations and the operations and properties of predecessor companies (including off site waste disposal). We entered into the Honeywell Reimbursement Agreement, pursuant to which we have an obligation to make cash payments to Honeywell related to certain of Honeywell’s environmental-related liabilities. See “Risks Relating to Our Business – We are subject to risks associated with the Honeywell Reimbursement Agreement, pursuant to which we will be required to make substantial cash payments to Honeywell, measured in substantial part by reference to estimates by Honeywell of certain of its liabilities.”

We are also subject to potentially material liabilities related to the compliance of sites owned or operated by Resideo with the requirements of various federal, state, local and foreign governments that regulate the discharge of materials into the environment and the generation, handling, storage, treatment and disposal of and exposure to hazardous substances. We believe that, as a general matter, our policies, practices and procedures are properly designed to prevent unreasonable risk of environmental damage and personal injury and that our handling, manufacture, use and disposal of hazardous substances are in accordance with environmental and safety laws and regulations. However, if we are found to be in violation of these laws and regulations, we may be subject to substantial fines, criminal sanctions, trade restrictions, product recalls, public exposure and be required to install costly equipment or make operational changes to achieve compliance with such laws and regulations.

In addition, changes in laws, regulations or government enforcement of policies concerning the environment, the discovery of previously unknown contamination or new technology or information related to individual contaminated sites, the establishment of stricter state or federal toxicity standards with respect to certain contaminants, or the imposition of new clean-up requirements or remedial techniques, could require us to incur additional currently unanticipated costs in the future that would have a negative effect on our business, financial condition, results of operations and cash flows.

Risks associated with data privacy issues, including evolving laws and regulations and associated compliance efforts, could adversely affect our business, financial condition, results of operations and cash flows.

Our business depends on the processing of data (some of which contains personal data and protected health information), including the transfer of data between our affiliated entities, to and from our business partners and customers, and with third-party service providers. The laws and regulations relating to personal data are constantly evolving, as federal, state and foreign governments continue to adopt new measures addressing data privacy and processing (including collection, storage, transfer, disposal and use) of personal data. Moreover, the interpretation and application of many existing or recently enacted privacy and data protection laws and regulations in the European Union, the U.S. and elsewhere are uncertain and fluid, and it is possible that such laws and regulations may be interpreted or applied in a manner that is inconsistent with our existing data management practices or the features of our products and services. Any such new laws or regulations, any changes to existing laws and regulations and any such interpretation or application may affect demand for our products and services, impact our ability to effectively transfer data across borders in support of our business operations, or increase the cost of providing our products and services. Additionally, any actual or perceived breach of such laws or regulations may subject us to claims and may lead to administrative, civil or criminal liability, as well as reputational harm. We could also be required to fundamentally change our business activities and practices, or modify our products and services, which could have an adverse effect on our business, financial condition, results of operations and cash flows.

In the U.S., various laws and regulations apply to the collection, processing, transfer, disposal, disclosure and security of personal data. For example, state data protection laws require notification to consumers (and certain governmental authorities, under certain circumstances) when there is a security breach involving personal data. Additionally, the FTC and many state attorneys general are interpreting federal and state consumer protection laws as imposing standards for the online collection, use, transfer and security of personal data and requiring compliance with one’s own privacy policies. In particular, our privacy policy and other statements we publish provide promises and assurances about privacy and security that could subject us to potential regulatory action or other liabilities if such statements are found to be deceptive or misrepresentative of our privacy and data security practices. With respect to personal health information, we must comply with numerous state and federal laws, including the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and their implementing regulations. The U.S. Congress and state legislatures, along with federal regulatory authorities have recently increased their attention to matters concerning personal data, and this may result in new legislation which could increase our costs of compliance with applicable laws and regulations.

In California, our operations are subject to the CCPA which came into force on January 1, 2020. CCPA grants California residents new individual data privacy rights and imposes new obligations on our business, including enhanced transparency and security obligations. The CCPA envisages significant fines and allows for class actions to be brought in the event of certain security breaches, which may have an adverse effect on our business, financial condition, results of operations and cash flows. Damages available for private rights of action range from $100 to $750 per violation or actual damages, whichever greater, with injunctive or declaratory relief also possible. In addition, the California Attorney General may independently bring administrative actions for civil penalties of $2,500 per violation, or up to $7,500 per violation if intentional, for any violation of the CCPA. We must dedicate financial resources and management time to ensure ongoing compliance, particularly as the interpretation and application of the CCPA becomes clearer. As such, there can be no assurance that the measures we have taken for the purposes of compliance will be successful in preventing breach of the CCPA. In addition, California voters recently passed Proposition 24, the California Privacy Rights Act (“CPRA”), on November 3, 2020. The CPRA amends key portions of the CCPA, giving additional rights to consumers and placing additional obligations on businesses, each of which may impact our business and costs of compliance with legal requirements. This new law is scheduled to come into effect in 2023.

Other U.S. states are in the process of passing similar privacy legislation which may require us to further change our business practices. Sector-specific laws such as Illinois’ Biometric Information Privacy Act of 2008 and California’s IoT Security Law of 2018 also affect how we can market and maintain our products and the associated costs of development and support.

In addition to government regulation, privacy advocacy and industry groups may propose new and different self-regulatory standards that either legally or contractually apply to us or our customers.

In the European Union, some of our operations are subject to the European Union’s GDPR which took effect May 25, 2018. The GDPR introduced a number of new obligations for subject companies and we will continue dedicating financial resources and management time to GDPR compliance in the future. The GDPR also provides that supervisory authorities in the European Union may impose administrative fines for certain infringements of the GDPR of up to EUR 20,000,000 or 4% of a company’s total, worldwide, annual turnover of the preceding financial year, whichever is higher. Individuals who have suffered damage as a result of a subject company’s non-compliance with the GDPR also have the right to seek compensation from such company. Given the breadth of the GDPR, compliance with its requirements is likely to continue to require significant expenditure of resources on an ongoing basis, and there can be no assurance that the measures we have taken for the purposes of compliance will be successful in preventing breach of the GDPR. Given the potential fines, liabilities and damage to our reputation in the event of an actual or perceived breach of the GDPR, such a breach may have an adverse effect on our business, financial condition, results of operations and cash flows.

In addition, the Court of Justice of the European Union (“CJEU”) issued a decision on July 16, 2020, invaliding the EU-US Privacy Shield Framework, a mechanism that was previously used to effect cross-border transfers of personal data between the European Union and United States in compliance with the GDPR. While the decision did not invalidate standard contractual clauses, another mechanism for making cross-border transfers (and one that we rely on), the decision has called the validity of standard contractual clauses into question under certain circumstances, and has made the legality of transferring personal information from the European Union to the United States more uncertain. Specifically, the CJEU stated that companies must now assess the validity of standard contractual clauses on a case by case basis, taking into consideration whether the standard contractual clauses provide sufficient protection in light of any access by the public authorities of the transferee’s country to where the personal information is transferred, and the relevant aspects of the legal system of such transferee’s country. This decision, and increased uncertainty surrounding data transfers from the European Union to the United States, may increase our costs of compliance, impede our ability to transfer data and conduct our business, and may harm our business or results of operation.

Outside of the U.S. and the European Union, many jurisdictions (including Russia and China) have adopted or are adopting new data privacy laws that may impose further onerous compliance requirements, such as data localization, which prohibits companies from storing outside the jurisdiction data relating to resident individuals. Other new data protection laws have recently come into effect, and we expect this trend to continue. The proliferation of such laws within the jurisdictions in which we operate may result in conflicting and contradictory requirements, particularly in relation to evolving technologies. Any failure to successfully navigate the changing regulatory landscape could result in legal liability or impairment to our reputation in the marketplace, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Privacy-related claims or lawsuits initiated by governmental bodies, customers or other third parties, whether meritorious or not, could be time consuming, result in costly regulatory proceedings, litigation, penalties and fines, or require us to change our business practices, sometimes in expensive ways, or other potential liabilities. Unfavorable publicity regarding our privacy practices could injure our reputation, harm our ability to keep existing customers or attract new customers or otherwise adversely affect our business, assets, revenue, brands and reputation which may have an adverse effect on our business, financial condition, results of operations and cash flows.

U.S. federal income tax reform could adversely affect us.

On December 22, 2017, the President of the United States signed into law H.R. 1, originally known as the “Tax Cuts and Jobs Act,” hereafter referred to as “U.S. Tax Reform.” Since the passing of U.S. Tax Reform, additional guidance in the form of notices and proposed regulations which interpret various aspects of U.S. Tax Reform have been issued. As of the filing of this document, additional guidance is expected. Changes could be made to the proposed regulations as they become finalized, future legislation could be enacted, more regulations and notices could be issued, all of which may impact our financial results. We will continue to monitor all of these changes and will reflect the impact as appropriate in future financial statements. Many state and local tax jurisdictions are still determining how they will interpret elements of U.S. Tax Reform. Final state and local governments’ conformity, legislation and guidance relating to U.S. Tax Reform may impact our financial results.

We could be adversely affected by any violations of the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act, and other foreign anti-bribery laws.

We are subject to the FCPA and other laws that prohibit improper payments or offers of payments to foreign government officials and political parties for the purpose of obtaining or retaining business or otherwise securing an improper business advantage. We do business and may do additional business in the future in countries and regions in which we may face, directly or indirectly, corrupt demands by officials. We face the risk of unauthorized payments or offers of payments by one of our employees, contractors or consultants. Our existing safeguards and any future improvements may prove to be less than effective in preventing such unauthorized payments, and our employees and consultants may engage in conduct for which we might be held responsible. Any such violation, even if prohibited by our policies, could subject us and such persons to criminal and/or substantial civil penalties or other sanctions, which could have a material adverse effect on our business, financial condition, cash flows, and reputation.

We may incur material losses and costs as a result of intellectual property infringement actions that may be brought against us.

We are, and may in the future be, subject to legal proceedings in various venues regarding alleged infringement by us of the intellectual property rights of third parties. In addition, our customer agreements can require us to indemnify the customer for infringement. Such claims, whether they are meritorious or not, may result in the expenditure of significant financial and managerial resources, injunctions against us, the payment of damages, and/or the entry into royalty or licensing agreements on unfavorable terms. These risks have been amplified by the increase in third parties whose sole or primary business is to assert such claims. Furthermore, the publicity we may receive as a result of such proceedings may damage our reputation and adversely impact our existing customer relationships and our ability to develop new business.

We cannot assure you that we will not experience any material intellectual property claim losses in the future or that we will not incur significant costs to defend such claims.

Risks Relating to the Spin-Off

Completion of the Spin-Off was conditioned on Honeywell’s receipt of separate written opinions from Cleary Gottlieb Steen & Hamilton LLP and KPMG LLP to the effect that the Spin-Off should qualify for non-recognition of gain and loss under Section 355 and related provisions of the Internal Revenue Code of 1986, as amended (the “Code”).

The opinions do not address any U.S. state or local or foreign tax consequences of the Spin-Off. The opinions assume that the Spin-Off was completed according to the terms of the Separation and Distribution Agreement and rely on the facts as stated in the Separation and Distribution Agreement, the Tax Matters Agreement, the other ancillary agreements and documents. In addition, the opinions are based on certain representations as to factual matters from, and certain covenants by, Honeywell and us. The opinions cannot be relied on if any of the assumptions, representations or covenants are incorrect, incomplete or inaccurate or are violated in any material respect.

The opinions are not binding on the Internal Revenue Service (the “IRS”) or the courts, and there can be no assurance that the IRS or a court will not take a contrary position. If the conclusions expressed in the opinions are challenged by the IRS, and if the IRS prevails in such challenge, the tax consequences of the Spin-Off could be materially less favorable. Honeywell did not as part of the Spin-Off request a ruling from the IRS regarding the U.S. federal income tax consequences of the Spin-Off.

If the distribution made in connection with the Spin-Off were determined not to qualify for non-recognition of gain or loss under Section 355 and related provisions of the Code, then a U.S. Holder who received our common stock in the Spin-Off generally would be treated as receiving a distribution in an amount equal to the fair market value of our common stock received. The distribution would be treated as: (1) a taxable dividend to the extent of the holder’s pro rata share of Honeywell’s current or accumulated earnings and profits; (2) a reduction in the holder’s basis (but not below zero) in Honeywell common stock to the extent the amount received exceeds the holder’s share of Honeywell’s earnings and profits; and (3) taxable gain from the exchange of Honeywell common stock to the extent the amount received exceeds the sum of the holder’s share of Honeywell’s earnings and profits and its basis in its Honeywell common stock.

We are subject to risks associated with the Tax Matters Agreement entered into in connection with the Spin-Off, pursuant to which we may be required to make substantial cash payments to Honeywell in respect of certain tax liabilities.

In connection with the Spin-Off, we entered into the Tax Matters Agreement with Honeywell. The Tax Matters Agreement generally provides that we will be responsible and will indemnify Honeywell for all taxes, including income taxes, sales taxes, VAT and payroll taxes, relating to our business for all periods, including periods prior to the Spin-Off, and also requires us to indemnify Honeywell for any taxes (and reasonable expenses) resulting from the failure of the Spin-Off and related internal transactions to qualify for their intended tax treatment under U.S. federal, state and local income tax law, as well as foreign tax law, where such taxes result from (a) breaches of covenants and representations we made in connection with the Spin-Off, (b) the application of certain provisions of U.S. federal income tax law to the Spin-Off transactions or (c) any other action or omission (subject to specified exceptions) we take after the Spin-Off that gives rise to these taxes. The Tax Matters Agreement also addresses the allocation of liability for taxes that are incurred as a result of restructuring activities undertaken to effectuate the Spin-Off. We presently have, and in the future may have, disputes with Honeywell regarding the allocation of tax related liabilities between us and Honeywell under the Tax Matters Agreement. While we maintain reserves for liabilities arising under the Tax Matters Agreement, to the extent we are obligated to indemnify Honeywell for tax related liabilities in respect of matters that are not reserved or in excess of reserved amounts, including upon resolution of any dispute with Honeywell, such payments could have a material adverse effect on our business, financial condition and cash flows.

The Tax Matters Agreement also imposed certain restrictions on us and our subsidiaries (including restrictions on share issuances, redemptions or repurchases, business combinations, sales of assets and similar transactions) that were designed to address compliance with Section 355 of the Code and were intended to preserve the tax-free nature of the Spin-Off. Under the Tax Matters Agreement, these restrictions generally applied for two years following the closing of the Spin-Off, which period ended on October 28, 2020. Our business and operations is therefore generally no longer limited by these provisions in the Tax Matters Agreement.

We incurred indebtedness in connection with the Spin-Off, and our leverage could adversely affect our business, financial condition and results of operations.

In connection with the Spin-Off, we incurred indebtedness in an aggregate principal amount of approximately $1,225 million in the form of senior secured term loans and senior unsecured notes, the net proceeds of which were used by the Company to (i) repay intercompany indebtedness to Honeywell or a subsidiary of Honeywell of approximately $1.2 billion, (ii) to pay fees, costs and expenses related to the senior notes offering and the senior credit facilities and (iii) for general corporate purposes. We also entered into a revolving credit facility to be used for our working capital and other cash needs in an aggregate principal amount of $350 million.

We are responsible for obtaining and maintaining sufficient working capital and other funds to satisfy our cash requirements. After the Spin-Off, our access to and cost of debt financing are different than it would have been as a part of Honeywell. Differences in access to and cost of debt financing may result in differences in the interest rate charged to us on financings, as well as the amount of indebtedness, types of financing structures and debt markets that may be available to us.

We amended our principal credit agreement on November 26, 2019 (the “Amendment”) to, among other things, revise our covenant leverage ratio thresholds and related definitions in light of our 2019 financial performance and in a manner that was intended to give us greater flexibility, including in relation to anticipated restructuring activities that may implemented as part of the financial and operational review or otherwise.

Our ability to make payments on and to refinance our indebtedness, including the debt incurred in connection with the Spin-Off, as well as any future debt that we may incur, will depend on our ability to generate cash in the future from operations, financings or asset sales. Our ability to generate cash is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control, as well as the risk factors set forth herein.

The terms of our indebtedness restrict our current and future operations, particularly our ability to incur debt that we may need to fund initiatives in response to changes in our business, the industries in which we operate, the economy and governmental regulations.

The terms of the indebtedness include a number of restrictive covenants that impose significant operating and financial restrictions on us and our subsidiaries and limit our ability to engage in actions that may be in our long-term best interests. These may restrict our and our subsidiaries’ ability to take some or all of the following actions:

•	incur or guarantee additional indebtedness or sell disqualified or preferred stock;

•	pay dividends on, make distributions in respect of, repurchase or redeem capital stock;

•	make investments or acquisitions;

•	sell, transfer or otherwise dispose of certain assets;

•	create liens;

•	enter into sale/leaseback transactions;

•	enter into agreements restricting the ability to pay dividends or make other intercompany transfers;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our or our subsidiaries’ assets;

•	enter into transactions with affiliates;

•	prepay, repurchase or redeem certain kinds of indebtedness;

•	issue or sell stock of our subsidiaries; and/or

•	significantly change the nature of our business.

On October 25, 2018, we entered into a credit agreement, which provides for (i) a seven-year senior secured first-lien term B loan facility in an aggregate principal amount of $475 million (the “Term B Facility”); (ii) a five-year senior secured first-lien term A loan facility in an aggregate principal amount of $350 million (the “Term A Facility” and, together with the Term B Facility, the “Term Loan Facilities”); and (iii) the Revolving Credit Facility in an aggregate principal amount of $350 million (together with the Term Loan Facilities, the “Senior Credit Facilities”). The Senior Credit Facilities currently use LIBOR as a benchmark for establishing the interest rate. LIBOR is the subject of recent proposals for reform. These reforms and other pressures may cause LIBOR to disappear entirely or to perform differently than in the past. The consequences of these developments with respect to LIBOR cannot be entirely predicted but could result in an increase in the cost of our variable rate debt, which could adversely affect our financial condition and results of operations.

Furthermore, we have pledged our assets as collateral as security for our repayment obligations in respect of certain indebtedness and we are required to abide by certain financial and operational covenants. Our ability to comply with such covenants and restrictions may be affected by events beyond our control, including prevailing economic, financial and industry conditions. If market or other economic conditions deteriorate, our ability to comply with these covenants may be impaired. A breach of any of these covenants, if applicable, could result in an event of default under the terms of this indebtedness. If an event of default occurred, the lenders would have the right to accelerate the repayment of such debt, and the event of default or acceleration could result in the acceleration of the repayment of any other debt to which a cross-default or cross-acceleration provision applies. We might not have, or be able to obtain, sufficient funds to make these accelerated payments, and lenders could then proceed against any collateral. Any subsequent replacement of the agreements governing such indebtedness, or any new indebtedness could have similar or greater restrictions. The occurrence and ramifications of an event of default could adversely affect our business, financial condition, results of operations and cash flows. Moreover, as a result of all of these restrictions, we may be limited in how we conduct our business and pursue our strategy, unable to raise additional debt financing to operate during general economic or business downturns or unable to compete effectively or to take advantage of new business opportunities.

We have certain business conflicts of interest with Honeywell with respect to our past and ongoing relationships. In addition, the agreements that we entered into with Honeywell in connection with the Spin-Off may impose significant restrictions on us and our subsidiaries and limit our ability to engage in actions that may be in our long-term best interests, and we may from time to time have disputes with Honeywell under such agreements that could have a material impact on our business and operations.

Conflicts of interest may or have arisen with Honeywell in a number of areas relating to our past and ongoing relationships, including:

•	labor, tax, employee benefit, indemnification and other matters arising from our separation from Honeywell;

•	intellectual property matters;

•	employee recruiting and retention;

•	interpretations of contractual arrangements; and

•	business combinations involving our Company.

We may not be able to resolve any potential conflicts, and, even if we do so, the resolution may be less favorable to us than if we were dealing with a party other than our former parent company.

The agreements that we entered into with Honeywell in connection with the Spin-Off may impose significant restrictions on us and our subsidiaries and limit our ability to engage in actions that may be in our long-term best interests. As described in more detail in our 2019 Annual Report on Form 10-K, the Honeywell Reimbursement Agreement may impose material restrictions on our business and operations, including limitations or impediments on our ability to separate or otherwise divest businesses and modify or waive the terms of certain agreements in a manner that would adversely affect the rights of Honeywell under the Honeywell Reimbursement Agreement. In addition, we and Honeywell entered into a 40-year Trademark License Agreement (the “Trademark Agreement”) that authorizes us to use certain of Honeywell’s trademarks in the operation of our business for the advertising, sale and distribution of certain licensed products. The Trademark Agreement is terminable by Honeywell under certain circumstances, including if we fail to comply with all material obligations, including the payment obligations, set forth in the Honeywell Reimbursement Agreement. The Trademark Agreement also automatically terminates upon the occurrence of a change of control of Resideo that is not approved by Honeywell, and automatically terminates as to any subsidiary of Resideo upon it ceasing to be a wholly-owned subsidiary of Resideo. Any termination of the Trademark Agreement could have a material adverse effect on our business, financial condition, cash flows, and reputation. In addition, the provisions of the Trademark Agreement in respect of a change of control of Resideo or the sale of any interests in any subsidiary of Resideo may impact our ability to enter into transactions that are otherwise in the best interests of our stockholders.

We and Honeywell also have had and may from time to time in the future have disputes under the agreements and related exhibits entered into in connection with the Spin-Off. For example, the Honeywell Reimbursement Agreement incorporates certain of the affirmative and negative covenants contained in our principal credit agreement. Resideo believes that amendments to the principal credit agreement that do not adversely affect the rights of Honeywell under the Honeywell Reimbursement Agreement automatically apply to and amend the corresponding provisions of the Honeywell Reimbursement Agreement. Honeywell has informed us that it does not agree with this interpretation and has asserted that amendments to the provisions of the principal credit agreement are not incorporated into the Honeywell reimbursement agreement unless Honeywell has provided its consent. In April 2020, we entered into an amendment to the Honeywell Reimbursement Agreement pursuant to which, among other things, the leverage ratio in the Honeywell Reimbursement Agreement was modified to be consistent with the terms set forth in the amendment to our principal credit agreement that we entered into in November 2019. However, there can be no assurance that Honeywell will agree to future amendments to the Honeywell Reimbursement Agreement or whether we will need to seek dispute resolution in respect of the parties respective positions of the impact of amendments to our principal credit agreement on the corresponding terms of the Honeywell Reimbursement Agreement.

Certain of our directors and employees may have actual or potential conflicts of interest because of their financial interests in Honeywell.

Because of their former positions with Honeywell, certain of our executive officers and directors, including the chairman of the Board, own equity interests in Honeywell. Continuing ownership of Honeywell shares and equity awards could create, or appear to create, potential conflicts of interest if our Company and Honeywell face decisions that could have implications for both our Company and Honeywell.

Risks Relating to Our Common Stock and the Securities Market

No market for our common stock existed prior to the Spin-Off and our stock price has fluctuated and may continue to fluctuate significantly.

There was no public market for our common stock prior to the Spin-Off. Following the Spin-Off, the market price of our common stock has fluctuated and may continue to fluctuate widely. This could be the result of many factors, some of which may be beyond our control, including those described under “Cautionary Note on Forward-Looking Statements.”

Our stock has sustained and could in the future sustain periods of low trading volume, which would amplify the effect of the above factors on our stock’s price volatility.

Our ability to pay cash dividends to our stockholders is subject to the discretion of our Board and may be limited by the terms of our indebtedness and the Honeywell Reimbursement Agreement; there is no guarantee we will initiate dividends, or that once initiated, that we will continue paying dividends.

We have never declared or paid any cash dividends on our common stock and we currently do not intend to pay cash dividends. We currently expect to retain any future earnings to fund the operation and expansion of our business and restructuring activities associated with the financial and operational review announced in connection with our third quarter 2019 earnings results, and payback debt obligations. The Board’s decision regarding any future payment of dividends will depend on the consideration of many factors, including our financial condition, earnings, sufficiency of distributable reserves, opportunities to retain future earnings for use in the operation of our business and to fund future growth, capital requirements, debt service obligations, obligations under the Honeywell Reimbursement Agreement, legal requirements, regulatory constraints and other factors that the Board deems relevant. Additionally, the terms of the indebtedness we incurred in connection with the Spin-Off, obligations under the Honeywell Reimbursement Agreement and other amounts owed to Honeywell under our other agreements with Honeywell, including the Tax Matters Agreement and Trademark License Agreement, will limit our ability to pay cash dividends.

Stockholder’s percentage ownership in our Company may be diluted in the future.

A stockholder’s percentage ownership in our Company may be diluted in the future because of common stock-based equity awards that we have granted and expect to grant in the future to our directors, officers and other employees. Prior to completion of the Spin-Off, we approved the 2018 Stock Incentive Plan of Resideo Technologies, Inc. and its Affiliates, as may be amended from time to time for the benefit of certain of our current and future employees and other service providers, as well as an equity plan for our non-employee directors. In addition, we may issue equity as all or part of the consideration paid for acquisitions and strategic investments that we may make in the future or as necessary to finance our ongoing operations.

In addition, our Amended and Restated Certificate of Incorporation (our “Certificate”) authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designation, powers, preferences and relative, participating, optional and other special rights, including preferences over our common stock with respect to dividends and distributions, as our Board may generally determine. The terms of one or more classes or series of preferred stock could dilute the voting power or reduce the value of our common stock. For example, we could grant the holders of preferred stock the right to elect some number of the members of our Board in all events or upon the happening of specified events, or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences that we could assign to holders of preferred stock could affect the residual value of our common stock.

From time to time, we may opportunistically evaluate and pursue acquisition opportunities, including acquisitions for which the consideration thereof may consist partially or entirely of newly issued shares of our common stock and, therefore, such transactions, if consummated, would dilute the voting power and/or reduce the value of our common stock.

Certain provisions in our Certificate and Amended and Restated By-laws (“By-laws” and together with our Certificate, our “Charter Documents”) and Delaware law may discourage takeovers.

Several provisions of our Charter Documents and Delaware law may discourage, delay or prevent a merger or acquisition. These include, among others, provisions that:

•	provide for staggered terms for directors on our board for a period following the Spin-Off;

•

do not permit our stockholders to act by written consent and require that stockholder action must take place at an annual or special meeting of our stockholders, in each case except as such rights may otherwise be provided to holders of preferred stock;

•	establish advance notice requirements for stockholder nominations and proposals;

•	limit the persons who may call special meetings of stockholders; and

•	limit our ability to enter into business combination transactions.

These and other provisions of our Charter Documents and Delaware law may discourage, delay or prevent certain types of transactions involving an actual or a threatened acquisition or change in control of our Company, including unsolicited takeover attempts, even though the transaction may offer our stockholders the opportunity to sell their shares of our common stock at a price above the prevailing market price.

Our Certificate designates the courts of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Our Certificate provides that, in all cases to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, the Court of Chancery located within the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of us, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or stockholder of our Company to the Company or our Company’s stockholders, any action asserting a claim arising pursuant to the Delaware General Corporate Law (“DGCL”) or as to which the DGCL confers jurisdiction on the Court of Chancery located in the State of Delaware or any action asserting a claim governed by the internal affairs doctrine or any other action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. However, if the Court of Chancery within the State of Delaware does not have jurisdiction, the action may be brought in any other state or federal court located within the State of Delaware. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock will be deemed to have notice of and to have consented to these provisions. This provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our Certificate inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions.

General Risk Factors

The commercial and credit environment may adversely affect our access to capital.

Our ability to issue debt or enter into other financing arrangements on acceptable terms could be adversely affected if there is a material decline in the demand for our products or in the solvency of our customers or suppliers or if there are other significantly unfavorable changes in economic conditions. Volatility in the world financial markets could increase borrowing costs or affect our ability to access the capital markets. These conditions may adversely affect our ability to obtain targeted credit ratings.

We may not be able to successfully acquire and integrate other products, technologies or businesses or realize the anticipated benefits of acquisitions.

We actively evaluate acquisitions and strategic investments in products or technologies and businesses that could complement or expand our business or otherwise offer growth or cost-saving opportunities. From time to time, we may enter into letters of intent with companies with which we are negotiating for potential acquisitions or investments, or as to which we are conducting due diligence. An investment in, or acquisition of, complementary businesses, products or technologies in the future could materially decrease the amount of our available cash or require us to seek additional equity or debt financing. We may not be successful in negotiating the terms of any potential acquisition, conducting thorough due diligence, financing the acquisition or effectively integrating the acquired business, product or technology into our existing business and operations. Our due diligence may fail to identify all of the problems, liabilities or other shortcomings or challenges of an acquired business, product or technology, including issues related to intellectual property, product quality or product architecture, regulatory compliance practices, revenue recognition or other accounting practices or employee or customer issues.

In connection with any acquisitions we complete, we may have difficulty integrating the acquired business, may not achieve the synergies or other benefits we expected to achieve, and we may incur unanticipated expenses, write-downs, impairment charges or unforeseen liabilities that could negatively affect our business, financial condition, results of operations and cash flows. Further, contemplating or completing an acquisition and integrating an acquired product or technology or business could divert management and employee time and resources from other matters.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired and investors’ views of us could be harmed.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of shares of common stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our ability to successfully implement our business plan and comply with Section 404 requires us to be able to prepare timely and accurate financial statements. Any delay in the implementation of, or disruption in the transition to, new or enhanced systems, procedures or controls, may cause our operations to suffer, and we may be unable to conclude that our internal control over financial reporting is effective and to obtain an unqualified report on internal controls from our auditors as required under Section 404 of the Sarbanes-Oxley Act. Moreover, we cannot be certain that these measures would ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Even if we were to conclude, and our auditors were to concur, that our internal control over financial reporting provided reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, because of its inherent limitations, internal control over financial reporting might not prevent or detect fraud or misstatements. This, in turn, could have an adverse impact on trading prices for our shares of common stock, and could adversely affect our ability to access the capital markets.

We have broad discretion in the use of the net proceeds from any offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from any offering pursuant to this prospectus, and investors will be relying on the judgment of our management regarding the application of those proceeds. Investors will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. Our management might not apply our net proceeds in ways that ultimately increase the value of any investment in our securities. If we do not invest or apply the net proceeds from any offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of shares of common stock in this offering will be approximately $242.8 million (or approximately $279.4 million if the underwriters’ option to purchase additional shares is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We anticipate that we will use the net proceeds of this offering to repay borrowings under our Revolving Credit Facility and for general corporate purposes, including funding growth investments and potential acquisitions.

Affiliates of BofA Securities, Inc., J.P. Morgan Securities LLC and KeyBanc Capital Markets Inc. will receive at least 5% of the net proceeds of this offering in connection with the repayment of the Revolving Credit Facility. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. In accordance with that rule, no “qualified independent underwriter” is required, because a bona fide public market exists in the shares, as that term is defined in the rule. Pursuant to FINRA Rule 5121, none of BofA Securities, Inc., J.P. Morgan Securities LLC and KeyBanc Capital Markets Inc. will confirm sales of common stock to any account over which each exercises discretionary authority without the prior written approval of the customer. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and our consolidated capitalization as of September 26, 2020 on:

•	an actual basis; and

•

an as adjusted basis giving additional effect to (i) the issuance and sale of 17,000,000 of shares of our common stock in this offering (assuming no exercise of the underwriters’ option), after deducting underwriting discounts and commissions and estimated offering expenses payable by us and (ii) the repayment of our Revolving Credit Facility as described under “Use of Proceeds.”

You should read this table in conjunction with the entire prospectus supplement, the accompanying prospectus and information incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 26, 2020
	Actual	As Adjusted
	(unaudited) (Dollars in millions, shares in thousands)
Cash and cash equivalents	$260	$353

Debt:
6.125% notes due 2026	$400	$400
Five-year variable rate term loan A due 2023	324	324
Seven-year variable rate term loan B due 2025	468	468
Revolving Credit Facility	150	—
Unamortized deferred financing costs and debt discounts	(20)	(20)

Total outstanding indebtedness	$1,322	$1,172

Equity:
Common stock, $0.001 par value; 700,000 shares authorized, 124,324 and 123,443 shares issued and outstanding, respectively, actual; 141,324 and 140,443 shares issued and outstanding, respectively, as adjusted	—	—
Additional paid-in capital	1,782	2,025
Treasury stock, at cost	(5)	(5)
Retained earnings	16	16
Accumulated other comprehensive (loss)	(188)	(188)

Total equity	$1,605	$1,848

Total capitalization	$2,927	$3,020

The number of shares of our common stock to be outstanding after this offering set forth above is based on 123,443,171 shares of our common stock outstanding as of September 26, 2020.

The number of shares of our common stock to be outstanding after this offering set forth above excludes:

•	1,883,300 shares of our common stock issuable upon the exercise of stock options outstanding as of September 26, 2020, at a weighted-average exercise price of $15.60 per share;

•	5,362,359 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of September 26, 2020; and

•	7,423,892 shares of our common stock reserved for future issuance under the Stock Incentive Plans of September 26, 2020.

DESCRIPTION OF OUR COMMON STOCK

The summary of the general terms and provisions of our common stock set forth below does not purport to be complete and is subject to and qualified by reference to our Certificate and By-laws, each of which is attached as an exhibit to our most recent Annual Report on Form 10-K incorporated herein by reference. For additional information, please read our Charter Documents and the applicable provisions of the DGCL.

Authorized Capital Stock

Our authorized capital stock consists of 700,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share. The number of authorized shares of either the common stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of our voting stock entitled to vote, voting as a single class. The common stock is our only class of securities registered under Section 12 of the Exchange Act.

Common Stock

Dividend Rights

The holders of shares of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors (our “Board”) at its discretion out of funds legally available for that purpose, subject to applicable law and the preferential rights of any preferred stock that may be outstanding.

Voting Rights

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Corporate actions to be taken by vote of the stockholders generally require the vote of holders of a majority in voting power of the shares of capital stock of the Company entitled to vote on the matter and who are present in person or represented by proxy, except as otherwise required by law or provided in the Charter Documents. Our Certificate does not provide for cumulative voting by stockholders in the election of directors. Directors are elected by the affirmative vote of the majority of votes cast, except that if the number of nominees exceeds the number of directors to be elected, the directors are elected by a plurality of the votes cast, up to the number of directors to be elected in such meeting. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director.

Liquidation Rights

Subject to the preferential liquidation rights of any preferred stock that may be outstanding, upon our liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in our assets legally available for distribution to our stockholders.

Fully Paid

The issued and outstanding shares of our common stock are fully paid and non-assessable.

Other Rights

The holders of our common stock are not entitled to preemptive rights or preferential rights to subscribe for shares of our capital stock or rights to redeem or convert the holders’ shares of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company.

Listing

Our common stock is listed on the NYSE, under the ticker symbol “REZI.”

Preferred Stock

Our Certificate authorizes our Board to designate and issue from time to time one or more series of preferred stock without stockholder approval. Our Board may fix the number of shares constituting each such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional and other rights, if any, and any qualifications, limitations or restrictions, of the shares of each such series.

Anti-Takeover Provisions

Our Charter Documents and the DGCL contain certain provisions that may discourage an unsolicited takeover of the Company or make an unsolicited takeover of the Company more difficult. The following are some of the more significant anti-takeover provisions that are applicable to the Company.

Charter Documents

Classified Board. Our Certificate provides that, until our annual stockholder meeting in 2022, our Board will be divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors. Beginning with the 2019 annual meeting, all directors are elected to a term of office that expires at the 2022 annual meeting. Beginning at the 2022 annual meeting, all of our directors will stand for election each year for annual terms, and our Board will therefore no longer be divided into three classes.

Removal. Subject to the rights of the holders of any outstanding series of preferred stock, our Certificate provides that (i) until the election of directors at our annual stockholder meeting in 2022, our stockholders may remove directors only for cause and (ii) from and after the election of directors at our annual stockholder meeting in 2022, our stockholders may remove directors with or without cause. Removal requires the affirmative vote of holders of at least a majority of our voting stock entitled generally to vote on the election of directors of the Company.

Blank-Check Preferred Stock. Our Certificate authorizes our Board to designate and issue, without any further vote or action by the stockholders, preferred stock from time to time in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional and other rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

No Stockholder Action by Written Consent. Subject to the rights of the holders of any outstanding series of preferred stock, our Certificate expressly excludes the right of our stockholders to act by written consent. Stockholder action must take place at an annual meeting or at a special meeting of our stockholders.

Special Stockholder Meetings. Our Charter Documents provide that only our Chairman of our Board or a majority of our Board may call a special meeting of stockholders, except as otherwise required by law and subject to the rights of the holders of any outstanding series of preferred stock. Stockholders are not permitted to call a special meeting or to require our Board to call a special meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Under our By-laws, stockholders of record are able to nominate persons for election to our Board or bring other business constituting a proper matter for stockholder action only by providing proper notice to our secretary. In the case of annual meetings, proper notice must be given, generally between 90 and 120 days prior to the first anniversary of the prior year’s annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent). In the case of an election of directors to be held at a special meeting, proper notice must be given no earlier than the 90th day prior to the relevant meeting and no later than the later of the 60th day prior to such meeting or the 10th day following the public announcement of the meeting. Our By-laws also specify requirements as to the substance and form of a stockholder’s notice.

Amendments to Certificate of Incorporation and By-laws. The DGCL provides that the affirmative vote of holders of a majority of a company’s voting stock then outstanding is required to amend the company’s certificate of incorporation unless the company’s certificate of incorporation provides a higher threshold, and our Certificate does not provide for a higher threshold. Our Certificate provides that our By-laws may be amended by our Board or by the affirmative vote of holders of at least a majority of our voting stock entitled generally to vote in the election of directors of the Company.

Delaware Takeover Statute

In general, Section 203 of the DGCL prohibits a Delaware corporation with a class of voting stock listed on a national securities exchange or held of record by 2,000 or more stockholders from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•

Before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•

At or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The DGCL permits a corporation to opt out of, or choose not to be governed by, its anti-takeover statute by expressly stating so in its original certificate of incorporation (or subsequent amendment to its certificate of incorporation or bylaws approved by its stockholders). The Certificate does not contain a provision expressly opting out of the application of Section 203 of the DGCL; therefore, the Company is subject to the anti-takeover statute.

Exclusive Forum

Our Certificate provides, in all cases to the fullest extent permitted by law, that unless we consent in writing to the selection of an alternative forum, the Court of Chancery located within the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or stockholder of the Company to the Company or the Company’s stockholders, any action asserting a claim arising pursuant to the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery located in the State of Delaware, any action asserting a claim governed by the internal affairs doctrine or any other action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. However, if the Court of Chancery within the State of Delaware does not have jurisdiction, the action may be brought in any other state or federal court located within the State of Delaware.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our common stock, but is not a complete analysis of all the potential U.S. federal income and estate tax consequences relating thereto. Except where noted, this summary deals only with common stock that is purchased by a non-U.S. holder pursuant to this offering and is held as a capital asset by the non-U.S. holder. A “non-U.S. holder” means a person (other than a partnership) that is for U.S. federal income tax purposes any of the following:

•	a nonresident alien individual;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia;

•	an estate other than one the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust other than a trust if it (A) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons having the authority to control all substantial decisions of the trust, or (B) has a valid election in effect to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds common stock, the tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership. Accordingly, such partnerships that hold common stock and partners in such partnerships should consult their respective tax advisors with respect to the U.S. federal income and estate tax consequences of the ownership and disposition of common stock.

For purposes of this discussion, a “non-U.S. holder” does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition (where certain other requirements are met) and is not otherwise a resident of the United States for U.S. federal income tax purposes. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income and estate tax consequences of the ownership and disposition of common stock.

This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant in light of a non-U.S. holder’s special tax status or special circumstances. U.S. expatriates; “controlled foreign corporations;” “passive foreign investment companies;” banks, insurance companies and other financial institutions; brokers, dealers or traders in securities; tax-exempt organizations or governmental organizations; persons who hold or receive our common stock as compensation; corporations that accumulate earnings to avoid U.S. federal income tax and investors that hold common stock as part of a hedge, straddle or conversion transaction are among those categories of potential investors that may be subject to special rules not covered in this discussion. This discussion does not address any U.S. federal tax consequences other than income and estate tax consequences (such as U.S. federal gift or alternative minimum tax consequences, or consequences of the Medicare Contribution Tax on investment income, or consequences from potential requirements under Section 451(b) of the Code to conform the timing of income accruals with respect to the common stock to a holder’s financial statements) or any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Furthermore, the following discussion is based on current provisions of the Code, U.S. Treasury Regulations, and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. Accordingly, each non-U.S. holder should consult its tax advisors regarding the U.S. federal, state, local and non-U.S. income, estate and other tax consequences of acquiring, holding and disposing of shares of our common stock.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK PURSUANT TO THIS

OFFERING ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICATION OF OTHER FEDERAL TAX LAWS, NON-U.S., STATE AND LOCAL LAWS, AND TAX TREATIES.

Dividends

Distributions in cash or other property on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s adjusted basis in the common stock, but not below zero, and then the excess, if any, will be treated as gain from the sale of common stock, as described below.

We do not intend to pay cash dividends on our common stock for the foreseeable future. In the event that we do make distributions on our common stock, subject to the discussion below on effectively connected income, amounts paid to a non-U.S. holder of common stock that are treated as dividends for U.S. federal income tax purposes generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate as may be specified by an applicable tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder generally must provide a valid IRS Form W-8BEN-E or W-8BEN or other successor form certifying qualification for the reduced rate.

Dividends received by a non-U.S. holder that are effectively connected with a U.S. trade or business conducted by the non-U.S. holder (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are exempt from such withholding tax. In order to obtain this exemption, a non-U.S. holder must provide a valid IRS Form W-8ECI or other applicable form properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, will generally be subject to regular U.S. federal income tax as if the non-U.S. holder were a U.S. resident, unless an applicable income tax treaty provides otherwise. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate) on the earnings and profits attributable to its effectively connected income.

Gain on Disposition of Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of common stock unless:

•

the gain is “effectively connected” with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment); or

•	our common stock constitutes a U.S. real property interest by reason of our status as a U.S. real property holding corporation for U.S. federal income tax purposes.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above generally will be subject to regular U.S. federal income tax as if the non-U.S. holder were a U.S. resident and, in the case of non-U.S. holders taxed as corporations, the branch profits tax described above.

Generally, a corporation is a U.S. real property holding corporation (“USRPHC”), if the fair market value of its U.S. real property interests, as defined in the Code and applicable U.S. Treasury Regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business.

We believe that we are not, and currently do not anticipate becoming, a USRPHC. However, there can be no assurance that our current analysis is correct or that we will not become a USRPHC in the future. Even if we are or become a USRPHC, as long as our common stock is “regularly traded on an established securities market,” within the meaning of applicable U.S. Treasury Regulations, such common stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively held more than 5% of such regularly traded common stock at some time during the shorter of the five year period preceding the disposition or the non-U.S. holder’s holding period.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments of dividends and may be filed with the IRS in connection with the proceeds from a sale or other disposition of common stock. A non-U.S. holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid certain information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid backup withholding, as well. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against its U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

U.S. Federal Estate Tax

Shares of common stock held (or deemed held) by an individual who is a non-U.S. holder at the time of his or her death will be included in such non-U.S. holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Additional Withholding Requirements

Pursuant to Sections 1471 through 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)), U.S. tax may be withheld at the rate of 30% on payments of dividends to non-U.S. financial institutions and certain other non-U.S. non-financial entities unless such non-U.S. entities satisfy certain reporting requirements or certification requirements, or unless a relevant exemption applies. Non-U.S. financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective holders of our common stock are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on an investment in our common stock.

While withholding under FATCA would have applied under the Code also to payments of gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019, proposed U.S. Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed U.S. Treasury Regulations until final U.S. Treasury Regulations are issued.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC and Evercore Group L.L.C. (collectively, the “Representatives”) are acting as representatives have severally agreed to purchase, and we have agreed to sell to them the number of shares indicated below:

Name	Number of Shares
Morgan Stanley & Co. LLC	5,950,000
Evercore Group L.L.C.	5,950,000
BofA Securities, Inc.	1,360,000
J.P. Morgan Securities LLC	1,360,000
Raymond James & Associates, Inc.	850,000
William Blair & Company, L.L.C.	850,000
KeyBanc Capital Markets Inc.	680,000

Total	17,000,000

The underwriters and the Representatives are collectively referred to as the “underwriters.” The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $0.405 per share under the public offering price. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the Representatives. Sales of shares made outside of the United State may be made by affiliates of the underwriters.

We have requested that the underwriters make issuer directed allocations in the aggregate of 16,665 shares of our common stock to certain of our directors. The underwriters will receive the same underwriting discounts and commissions on any common stock purchased by our directors as they will on any other common stock sold to the public in this offering.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 2,550,000 additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 2,550,000 shares of common stock.

		Total
	Per Share	No Exercise	Full Exercise
Public offering price	$15.00	$255,000,000	$293,250,000
Underwriting discounts and commissions to be paid by us	$0.675	$11,475,000	$13,196,250
Proceeds, before expenses, to us	$14.325	$243,525,000	$280,053,750

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $0.7 million. Pursuant to the terms of the underwriting agreement, we have agreed to reimburse the underwriters for certain expenses related to this offering.

Our common stock is traded on the NYSE under the symbol “REZI.”

We and all directors and executive officers have agreed that, without the prior written consent of the Representatives on behalf of the underwriters, we and they will not, and will not publicly disclose an intention to, during the period ending 90 days after the date of this prospectus supplement (the “restricted period”):

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;

•

file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock.

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of the Representatives on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

The restrictions described in the immediately preceding paragraph to do not apply to, in each case subject to additional restrictions and obligations:

•	the sale of shares to the underwriters;

•

the issuance by the Company of shares of common stock upon the exercise of an option, the settlement of a restricted stock unit or the conversion of a security, or the grant by the Company of awards under equity incentive plans or other similar arrangements, in each case outstanding on the date of this prospectus supplement of which the underwriters have been advised in writing;

•

the entry into an agreement providing for the issuance by shares of the common stock or any security convertible into or exercisable for shares of common stock in connection with the acquisition by us or any of our subsidiaries of the securities, businesses, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by us in connection with such acquisition, or in connection with joint ventures, commercial relationships or other strategic transactions, or the issuance of any such securities pursuant to any such agreements, provided that, the number of shares of common stock that the Company may sell or issue or agree to sell or issue pursuant to such clause shall not exceed, in the aggregate, 5% of the total number of shares of common stock issued and outstanding on the date of this prospectus supplement of which the underwriters have been advised in writing;

•

the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to the our equity-based compensation plans that are described in this prospectus supplement or any assumed employee benefit plan contemplated by the above bullet;

•

transactions by any person other than us relating to shares of common stock or other securities acquired in open market transactions after the completion of the offering of the shares; provided that no filing under Section 16(a) of the Exchange Act is required or voluntarily made in connection with subsequent sales of the common stock or other securities acquired in such open market transactions;

•

facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (i) such plan does not provide for the transfer of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period

•

transfers of shares of common stock or any security convertible, exchangeable or exercisable into common stock by our directors and executive officers (i) as a bona fide gift or charitable contribution, (ii) to an immediate family member or a trust for the direct or indirect benefit of such holder or such immediate family member of such holder, (iii) by will or intestacy, (iv) to a partnership, limited liability company or other entity of which such holder or the immediate family of the such holder are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above, (vi) pursuant to an order of a court or regulatory agency, or (vii) from an executive officer to the Company upon death, disability or termination of employment, in each case of such executive officer

•

transfers of shares of common stock or any security convertible, exercisable or exchangeable into common stock by our directors and executive officers by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement;

•

transfers of shares of common stock by our directors and executive officers to us upon the “net” or “cashless” exercise of stock options or other equity awards granted pursuant to equity incentive plans of the Company and its subsidiaries described in this prospectus supplement;

•

transfer of shares of common stock held by our directors and executive officers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the our capital stock after the consummation of the offering described in this prospectus supplement, involving a change of control of the Company in which the acquiring party becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the common stock following such transaction.

The Representatives, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Affiliates of BofA Securities, Inc., J.P. Morgan Securities LLC and KeyBanc Capital Markets Inc. will receive at least 5% of the net proceeds of this offering in connection with the repayment of the Revolving Credit Facility. See “Use of Proceeds.” Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. In accordance with that rule, no “qualified independent underwriter” is required, because a bona fide public market exists in the shares, as that term is defined in the rule. Pursuant to FINRA Rule 5121, none of BofA Securities, Inc., J.P. Morgan Securities LLC and KeyBanc Capital Markets Inc. will confirm sales of common stock to any account over which each exercises discretionary authority without the prior written approval of the customer.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), no securities may be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of common stock shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

United Kingdom

Each underwriter:

(a)

may only communicate or caused to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	must comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Australia

This prospectus supplement:

•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The shares of common stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares of common stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares of common stock may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares of common stock, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares of common stock under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those shares of common stock for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares of common stock you undertake to us that you will not, for a period of 12 months from the date of issue of the shares of common stock, offer, transfer, assign, or otherwise alienate those shares of common stock to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Brazil

The common shares and the offer and sale of the common shares have not been and will not be registered (or exempted from registration) with the Comissão de Valores Mobiliários in Brazil. Any public offering or distribution, as defined under Brazilian laws and regulations, of the common shares in Brazil is not legal without such prior registration or applicable exemption. Documents relating to the offering of the common shares, as well as information contained therein, may not be supplied to the public in Brazil, as the offering is not a public offering of securities in Brazil, nor may they be used in connection with any offer for sale of the common shares to the public in Brazil. This prospectus supplement is addressed to you personally, upon your request and for your sole benefit, and is not to be transmitted to anyone else, to be relied upon by anyone else or for any other purpose either quoted or referred to in any other public or private document or to be filed with anyone without our prior, express and written consent.

Dubai International Financial Centre (“DIFC”)

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The shares of common stock to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares of common stock. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the shares of common stock may not be offered or sold directly or indirectly to the public in the DIFC.

Canada

The common stock offered may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The common stock offered by this prospectus has not been offered or sold and may not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Israel

The common stock offered by this prospectus supplement have not been approved or disapproved by the Israeli Securities Authority (the “ISA”), nor have such common stock been registered for sale in Israel. The common stock may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus supplement; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the common stock being offered. Any resale in Israel, directly or indirectly, to the public of the common stock offered by this prospectus supplement is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Japan

The common stock offered by this prospectus has not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares of common stock offered hereby nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter may not offer or sell any shares of common stock or cause the shares of common stock to be made the subject of an invitation for subscription or purchase, and may not circulate or distribute this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock, whether directly or indirectly, to any person in Singapore other than:

(a)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares of common stock, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the shares of common stock are ‘‘prescribed capital markets products’’ (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the shares of common stock. The shares of common stock may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the common stock to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the common stock constitutes a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the common stock may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, our company, or the common stock has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of common stock as not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of common stock.

LEGAL MATTERS

The validity of the shares of our common stock offered by this prospectus supplement will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. The underwriters have been represented by Simpson Thacher & Bartlett LLP, Palo Alto, California.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the effectiveness of Resideo Technologies, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and proxy statements with the SEC. These filings include our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements on Schedule 14A, as well as any amendments to those reports and proxy statements and are available free of charge through our website at www.resideo.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus supplement or the accompanying prospectus. You should not rely on any such information in making your decision whether to purchase our securities. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, relating to the common stock being offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information about us and the common stock offered, see the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus supplement or the accompanying prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede such information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the date we close or otherwise terminate this offering, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K (or any exhibits to the extent furnished in connection with such Items) or any information that is otherwise furnished under applicable SEC rules rather than filed:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 27, 2020;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 26, 2020, as filed with the SEC on May 7, 2020, August 4, 2020 and November 5, 2020, respectively;

•

the information included in our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 24, 2020, as supplemented by the Definitive Additional Materials filed with the SEC on May 19, 2020, in each case to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2019;

•

our Current Reports on Form 8-K, as filed with the SEC on January 7, 2020, March 19, 2020, April 23, 2020 (only with respect to the Item 1.01, 5.02, 8.01 and 9.01 information), May  19, 2020, May  29, 2020, June  10, 2020 and July 31, 2020; and

•

the description of our common stock contained in our Registration Statement on Form 10, as filed with the SEC on October 2, 2018, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019, including any further amendments or reports filed for the purpose of updating the description.

We will furnish without charge to you a copy of any or all of the documents incorporated by reference, including exhibits to these documents, upon written or oral request. Direct your written request to: Investor Relations, Resideo Technologies, Inc., 901 E 6th Street, Austin, Texas 78702, (512) 726-3500, Attention: Jason Willey.

A statement contained in a document incorporated by reference into this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, any other prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus supplement modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

Recent Form 8-K Event. On November 16, 2020, the Company agreed with the requisite lenders under its credit agreement to amend the agreement to permit for sale and leaseback transactions in an aggregate amount of up to $150,000,000 so long as such transactions are undertaken on arm’s length commercial terms and no event of default under the agreement has occurred and is continuing or would result from such transaction. In addition, the Company agreed with Honeywell to make a substantially similar amendment to the Honeywell Reimbursement Agreement, so that sale and leaseback transactions in an aggregate amount of up to $150,000,000 would be permitted thereunder so long as the same conditions that are applicable under the credit agreement are satisfied.

Prospectus

RESIDEO TECHNOLOGIES, INC.

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEBT SECURITIES

We may issue, offer and sell from time to time in one or more series or classes our common stock, preferred stock, warrants and/or debt securities. This prospectus describes the general terms of our common stock, preferred stock, warrants and debt securities and the general manner in which such securities will be offered. We will describe the specific manner in which these securities will be offered in supplements to this prospectus, which may also supplement, update or amend information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement, any free writing prospectus and any term sheet or other offering materials carefully before you invest in our securities.

We may offer our securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “REZI.” On November 13, 2020, the last reported sale price of our common stock on the NYSE was $19.49 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus and any other risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus or any prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 16, 2020

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, utilizing a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf registration process, we may from time to time offer to sell shares of common stock, preferred stock, warrants to purchase any such securities and debt securities in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of such securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. If information in this prospectus is inconsistent with any accompanying prospectus supplement, you should rely on the prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this prospectus, any accompanying prospectus supplement, the documents and the information incorporated by reference in this prospectus and any accompanying prospectus supplement, and any free writing prospectus that we have authorized for use in connection with an offering when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find More Information and “Incorporation by Reference.” You should not consider any information in this prospectus or the accompanying prospectus supplement to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of our securities offered by this prospectus.

We have not authorized anyone to provide you with different or additional information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we authorize for use in connection with an offering. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy our securities other than our securities described in such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy our securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We own or have rights to various trademarks, logos, service marks and trade names that we use in connection with the operation of our business (including certain Honeywell trademarks, logos, service marks and trade names, which are used under license from Honeywell International Inc.). We also own or have the rights to copyrights that protect the content of our products. Solely for convenience, certain of our trademarks, service marks, trade names and copyrights referred to in or incorporated by reference in this prospectus or any accompanying prospectus supplement are listed without the ™, ® or © symbols, but such references do not constitute a waiver of any rights that might be associated with the respective trademarks, service marks, trade names and copyrights included or referred to in this prospectus or any accompanying prospectus supplement.

This prospectus or any accompanying prospectus supplement, including the information incorporated by reference herein or therein, includes industry and market data that we obtained from various third party industry and market data sources. While we believe the projections of the industry sources referenced herein and therein are reasonable, forecasts based upon such data involve inherent uncertainties, and actual results are subject to change based upon various factors beyond our control. These third party sources include but are not limited to the Building Services Research and Information Association, IHS Markit, Navigant Consulting, Statista and BRG Enterprise Solutions. All such industry data is available publicly or for purchase and was not commissioned specifically for us. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, forecasts based upon such data involve inherent uncertainties, and actual results regarding the subject matter of such forecasts are subject to change based upon various factors, including those beyond our control and those discussed under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus or any accompanying prospectus supplement.

Unless the context requires otherwise, references in this prospectus to “Resideo,” the “Company,” “we,” “us,” and “our” refer to Resideo Technologies, Inc. together with its consolidated subsidiaries.

In this prospectus, we refer to the common stock, preferred stock, warrants and debt securities being offered, collectively, as “securities.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about our industries and our business and financial results. Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “continues,” “believes,” “may,” “will,” “goals” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by us or on our behalf. Although we believe that the forward-looking statements contained in this prospectus and the documents incorporated herein by reference are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in such forward-looking statements, including but not limited to:

•	the level of competition from other companies in our markets and segments, as well as in new markets and emerging markets;

•	ability to successfully develop new technologies and introduce new products;

•	integration and retention of new leadership personnel, including the CEO and CFO;

•	inability to recruit and retain qualified personnel;

•	changes in prevailing global and regional economic conditions;

•	natural disasters or inclement or hazardous weather conditions, including, but not limited to cold weather, flooding, tornadoes and the physical impacts of climate change;

•	the impact of pandemics, epidemics and other public health emergencies, such as COVID-19;

•	fluctuation in financial results due to seasonal nature of portions of our business;

•	failure to achieve and maintain a high level of product and service quality;

•	dependence upon investment in information technology;

•	failure or inability to comply with relevant data privacy legislation or regulations, including the European Union’s General Data Protection Regulation and the California Consumer Privacy Act;

•	technical difficulties or failures;

•	work stoppages, other disruptions, or the need to relocate any of our facilities;

•	economic, political, regulatory, foreign exchange and other risks of international operations, including the impact of tariffs;

•	changes in legislation or government regulations or policies;

•	our growth strategy is dependent on expanding our distribution business;

•	inability to obtain necessary product components, production equipment or replacement parts;

•	the significant failure or inability to comply with the specifications and manufacturing requirements of our original equipment manufacturers customers;

•	inability to implement and execute actions to achieve the expected results from our financial and operational review initially disclosed in connection with our 2019 third-quarter results;

•	the possibility that our goodwill or intangible assets become impaired;

•	increases or decreases to the inventory levels maintained by our customers;

•	difficulty collecting receivables;

•	the failure to protect our intellectual property or allegations that we have infringed the intellectual property of others;

•	our inability to maintain intellectual property agreements;

•	our inability to service our indebtedness;

•	the failure to increase productivity through sustainable operational improvements;

•	inability to grow successfully through future acquisitions;

•	the operational constraints and financial distress of third parties;

•	changes in the price and availability of raw materials that we use to produce our products;

•	labor disputes;

•	our ability to borrow funds and access capital markets;

•

the amount of our obligations and nature of our contractual restrictions pursuant to, and disputes that have or may hereafter arise under, the Honeywell Reimbursement Agreement and the other agreements we entered into with Honeywell in connection with the Spin-Off;

•	our reliance on Honeywell for the Honeywell Home trademark;

•	potential material environmental liabilities;

•	our inability to fully comply with data privacy laws and regulations;

•	potential material losses and costs as a result of warranty claims, including product recalls, and product liability actions that may be brought against us;

•	potential business and other disruption due to cyber security threats or concerns;

•	potential material litigation matters;

•	unforeseen U.S. federal income tax and foreign tax liabilities;

•	U.S. federal income tax reform;

•	the inception or suspension in the future of any dividend program; and

•	certain factors discussed elsewhere in this prospectus and the documents incorporated herein by reference.

These and other factors are more fully discussed in the “Risk Factors” section of this prospectus and in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q incorporated herein by reference and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of such reports. These risks could cause actual results to differ materially from those implied by forward-looking statements in this prospectus and the documents incorporated herein by reference. Even if our results of operations, financial condition and liquidity and the development of the industries in which we operate are consistent with the forward-looking statements contained in this prospectus and the documents incorporated herein by reference, those results or developments may not be indicative of results or developments in subsequent periods.

Any forward-looking statements made by us in this prospectus and the documents incorporated herein by reference speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

v

ABOUT RESIDEO

We are a leading global manufacturer and distributor of technology-driven products and solutions that provide comfort, security, energy efficiency and control to over 150 million homes globally. We are also a leading wholesale distributor of low-voltage security products with a global footprint serving commercial and residential end markets. Our primary focus is on the professional channel where we are a trusted partner to over 110,000 professional installers. Our global scale, breadth of product offerings, innovation heritage, and differentiated service and support has enabled our trusted relationship with professional installers and has been a key driver of our success. Leveraging our underlying strengths, we are transforming our business with a strategy that includes operational improvements, product innovation, and investments to drive future growth and value creation. We believe our large presence in the home, both on the wall and behind the wall, positions us well for the value and convenience consumers will expect out of the connected home in the future.

On October 29, 2018, we separated from Honeywell International Inc. (“Honeywell”), becoming an independent publicly traded company as a result of a pro rata distribution of our common stock to shareholders of Honeywell (the “Spin-Off”). Our common stock began trading “regular way” under the ticker symbol “REZI” on the NYSE on October 29, 2018.

Resideo Technologies, Inc. was incorporated under the laws of the State of Delaware on April 24, 2018. Our principal executive offices are located at 901 E 6th Street, Austin, Texas 78702, our telephone number is (512) 726-3500 and our internet address is www.resideo.com. Information contained on our website does not constitute part of this prospectus. This website address is an inactive textual reference and is not intended to be an actual link to the website.

Summary Risk Factors

You should read the “Risk Factors” section of this prospectus and any accompanying prospectus supplement, and in the documents incorporated by reference herein before deciding to invest in our securities. For a concise summary of the principal factors that could make an investment in an offering of our securities speculative or risky, please refer to the factors described under “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors described in our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, and in any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus, including those described under “Cautionary Note On Forward-Looking Statements.” The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS

Unless otherwise indicated in any applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes.

SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

DESCRIPTION OF CAPITAL STOCK

The summary of the general terms and provisions of our capital stock set forth below does not purport to be complete and is subject to and qualified by reference to the Company’s Amended and Restated Certificate of Incorporation (our “Certificate”) and Amended and Restated By-Laws (our “By-laws” and together with our Certificate, our “Charter Documents”), each of which is attached as an exhibit to our most recent Annual Report on Form 10-K incorporated herein by reference. For additional information, please read our Charter Documents and the applicable provisions of the Delaware General Corporation Law (“DGCL”).

Authorized Capital Stock

Our authorized capital stock consists of 700,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share. The number of authorized shares of either the common stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of our voting stock entitled to vote, voting as a single class. The common stock is our only class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Common Stock

Dividend Rights

The holders of shares of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors (our “Board”) at its discretion out of funds legally available for that purpose, subject to applicable law and the preferential rights of any preferred stock that may be outstanding.

Voting Rights

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Corporate actions to be taken by vote of the stockholders generally require the vote of holders of a majority in voting power of the shares of capital stock of the Company entitled to vote on the matter and who are present in person or represented by proxy, except as otherwise required by law or provided in the Charter Documents. Our Certificate does not provide for cumulative voting by stockholders in the election of directors. Directors are elected by the affirmative vote of the majority of votes cast, except that if the number of nominees exceeds the number of directors to be elected, the directors are elected by a plurality of the votes cast, up to the number of directors to be elected in such meeting. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director.

Liquidation Rights

Subject to the preferential liquidation rights of any preferred stock that may be outstanding, upon our liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in our assets legally available for distribution to our stockholders.

Fully Paid

The issued and outstanding shares of our common stock are fully paid and non-assessable.

Other Rights

The holders of our common stock are not entitled to preemptive rights or preferential rights to subscribe for shares of our capital stock or rights to redeem or convert the holders’ shares of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company.

Listing

Our common stock is listed on the NYSE, under the ticker symbol “REZI.”

Preferred Stock

Our Certificate authorizes our Board to designate and issue from time to time one or more series of preferred stock without stockholder approval. Our Board may fix the number of shares constituting each such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional and other rights, if any, and any qualifications, limitations or restrictions, of the shares of each such series.

The particular terms of any series of preferred stock will be designated pursuant to a certificate of designation adopted by our board of directors or a duly authorized committee of our board of directors, which will be described in the prospectus supplement relating to the offering. Such terms will include the terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into common stock. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of common stock to be received by the holders of preferred stock would be calculated as of a time and in the manner stated in the applicable prospectus supplement. The description of the terms of a particular series of preferred stock that will be set forth in the applicable prospectus supplement does not purport to be complete and is qualified in its entirety by reference to the certificate of designation relating to the series.

Anti-Takeover Provisions

Our Charter Documents and the DGCL contain certain provisions that may discourage an unsolicited takeover of the Company or make an unsolicited takeover of the Company more difficult. The following are some of the more significant anti-takeover provisions that are applicable to the Company:

Charter Documents

Classified Board. Our Certificate provides that, until our annual stockholder meeting in 2022, our Board will be divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors. Beginning with the 2019 annual meeting, all directors are elected to a term of office that expires at the 2022 annual meeting. Beginning at the 2022 annual meeting, all of our directors will stand for election each year for annual terms, and our Board will therefore no longer be divided into three classes.

Removal. Subject to the rights of the holders of any outstanding series of preferred stock, our Certificate provides that (i) until the election of directors at our annual stockholder meeting in 2022, our stockholders may remove directors only for cause and (ii) from and after the election of directors at our annual stockholder meeting in 2022, our stockholders may remove directors with or without cause. Removal requires the affirmative vote of holders of at least a majority of our voting stock entitled generally to vote on the election of directors of the Company.

Blank-Check Preferred Stock. Our Certificate authorizes our Board to designate and issue, without any further vote or action by the stockholders, preferred stock from time to time in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional and other rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

No Stockholder Action by Written Consent. Subject to the rights of the holders of any outstanding series of preferred stock, our Certificate expressly excludes the right of our stockholders to act by written consent. Stockholder action must take place at an annual meeting or at a special meeting of our stockholders.

Special Stockholder Meetings. Our Charter Documents provide that only our Chairman of our Board or a majority of our Board may call a special meeting of stockholders, except as otherwise required by law and subject to the rights of the holders of any outstanding series of preferred stock. Stockholders are not permitted to call a special meeting or to require our Board to call a special meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Under our By-laws, stockholders of record are able to nominate persons for election to our Board or bring other business constituting a proper matter for stockholder action only by providing proper notice to our secretary. In the case of annual meetings, proper notice must be given, generally between 90 and 120 days prior to the first anniversary of the prior year’s annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent). In the case of an election of directors to be held at a special meeting, proper notice must be given no earlier than the 90th day prior to the relevant meeting and no later than the later of the 60th day prior to such meeting or the 10th day following the public announcement of the meeting. Our By-laws also specify requirements as to the substance and form of a stockholder’s notice.

Amendments to Certificate of Incorporation and By-laws. The DGCL provides that the affirmative vote of holders of a majority of a company’s voting stock then outstanding is required to amend the company’s certificate of incorporation unless the company’s certificate of incorporation provides a higher threshold, and our Certificate does not provide for a higher threshold. Our Certificate provides that our By-laws may be amended by our Board or by the affirmative vote of holders of at least a majority of our voting stock entitled generally to vote in the election of directors of the Company.

Delaware Takeover Statute

In general, Section 203 of the DGCL prohibits a Delaware corporation with a class of voting stock listed on a national securities exchange or held of record by 2,000 or more stockholders from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•

Before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•

At or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The DGCL permits a corporation to opt out of, or choose not to be governed by, its anti-takeover statute by expressly stating so in its original certificate of incorporation (or subsequent amendment to its certificate of incorporation or bylaws approved by its stockholders). The Certificate does not contain a provision expressly opting out of the application of Section 203 of the DGCL; therefore, the Company is subject to the anti-takeover statute.

Exclusive Forum

Our Certificate provides, in all cases to the fullest extent permitted by law, that unless we consent in writing to the selection of an alternative forum, the Court of Chancery located within the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or stockholder of the Company to the Company or the Company’s stockholders, any action asserting a claim arising pursuant to the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery located in the State of Delaware, any action asserting a claim governed by the internal affairs doctrine or any other action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. However, if the Court of Chancery within the State of Delaware does not have jurisdiction, the action may be brought in any other state or federal court located within the State of Delaware.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under an applicable prospectus supplement may differ from the terms described below as set forth therein. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

General

We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the periods during which, and places at which, the warrants are exercisable;

•	the manner of exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be direct obligations of the Company and will be either senior or subordinated debt securities and may be either secured or unsecured. The debt securities will be issued under one or more indentures between us and a trustee to be named therein (the “Trustee”), the form of which is attached as an exhibit to the registration statement of which this prospectus forms a part (the “Base Indenture”). While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities. For purposes of this description of debt securities, references to “the Company,” “we,” “our” and “us” refer only to Resideo Technologies, Inc. and not to its subsidiaries.

General

We may issue debt securities in one or more series. A supplemental indenture will set forth specific terms of each series of debt securities. There will be prospectus supplements relating to particular series of debt securities. Each prospectus supplement will describe with respect to the particular series of debt securities offered:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of debt securities which we may issue;

•	the date or dates on which the debt securities will mature and the amount of principal which will be payable when the debt securities mature;

•

the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or contingent interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, and the record date for the interest payable on any payment date;

•	the currency or currencies in which principal, premium, if any, and interest, if any, will be paid;

•	the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable;

•	any provisions regarding our right to repurchase or redeem debt securities or of holders to require us to repurchase or redeem debt securities;

•	whether the debt securities are senior or subordinated debt securities, and if subordinated debt securities, the terms of such subordination;

•

the right, if any, of holders of the debt securities to convert them into common stock or other securities, including any contingent conversion provisions and any provisions intended to prevent dilution of those conversion rights;

•	any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

•	any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

•	the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

•	any special or modified events of default or covenants with respect to the debt securities; and

•	any other terms of the debt securities, which may be different from the terms set forth in this prospectus.

The Base Indenture does not contain any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to particular series of debt securities, or other indentures or agreements to which we are a party, may contain provisions of that type.

We may issue debt securities at a discount from, or at a premium to, their stated principal amount. A prospectus supplement may describe federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount or a premium.

If the principal of, premium, if any, or interest, if any, with regard to any series of debt securities is payable in a foreign currency, then in the prospectus supplement relating to those debt securities, we will describe any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.

Form of Debt Securities

We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.

We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the global certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.

Events of Default and Remedies

An event of default with respect to each series of debt securities will include:

•

our default in payment of the principal of or premium, if any, on any debt securities when it becomes due and payable at its stated maturity or upon redemption, acceleration or otherwise, of any series beyond any applicable grace period specified in a supplemental indenture;

•	our default for 30 days or a different period specified in a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of any series;

•	our default for 90 days after notice in the observance or performance of any other covenants or agreements with regard to any debt securities of a series or the indenture; and

•	certain events involving our bankruptcy, insolvency or reorganization.

The Trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the Trustee considers it in the interest of the holders of the series to do so.

The Trustee will give to the holders of any debt securities of a series notice of any default with regard to such debt securities of that series known to the Trustee (upon receipt in writing by a trust officer), within 90 days after it occurs; provided, that, except in the case of a default in the payment of the principal of, or premium, if any, or interest on any debt security, the Trustee will be protected in withholding notice of the default if and so long as a committee of its trust officers in good faith determines it in the interest of the holders of the series to do so.

If any event of default occurs and is continuing, the Trustee, by notice to us, or the holders of not less than 25% in aggregate principal amount of the series of debt securities then outstanding, by notice to us and the Trustee, may declare the principal of and accrued interest, if any, on all the debt securities of that series to be due and payable immediately. However, if we cure all events of default (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be rescinded and past defaults may be waived by the holders of a majority in aggregate principal amount of the series of debt securities then outstanding.

The holders of a majority of the outstanding principal amount of a series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the Trustee, subject to certain limitations specified in the indenture.

A prospectus supplement will describe any additional or different events of default and remedies which apply to any series of debt securities.

Modification of the Indenture or Other Indentures

Unless otherwise indicated in an applicable prospectus supplement (and related supplemental indenture relating to a particular series of debt securities), we and the Trustee may, without the consent of holders of debt securities, modify the indenture to (i) cure errors, omissions, defects, inconsistencies or ambiguities, (ii) comply with covenants in the indenture described below under the heading “Mergers and Other Transactions,” (iii) establish the form and terms of any debt securities of any series as contemplated in the indenture, (iv) provide for uncertificated debt securities in addition to or in place of certificated debt securities or (v) amend, modify or supplement the Base Indenture, or any supplemental indenture, to make any change that does not materially adversely affect the rights of any holder of debt securities, provided that any amendment, modification or supplement that conforms the Base Indenture or any supplemental indenture, as applied to any series of debt securities, to the terms described in the prospectus (including any prospectus supplement) pursuant to which such debt securities were initially sold shall be deemed not to adversely affect the rights of holders.

We and the Trustee may also (i) amend or supplement the indenture or the debt securities without notice to any holder but with the written consent of the holders of a majority in aggregate principal amount of the debt securities of all series then outstanding or (ii) supplement the Base Indenture with regard to a series of debt securities, amend or supplement a supplemental indenture relating to a series of debt securities, or amend the debt securities of a series, without notice to any holder but with the written consent of the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding. The holders of a majority in principal amount of the debt securities of all series then outstanding may waive compliance by us with any provision of the indenture or the debt securities without notice to any holder. The holders of a majority in principal amount of the debt securities of any series then outstanding may waive compliance with any provision of the Base Indenture, any supplemental indenture or the debt securities of that series with regard to the debt securities of that series without notice to any holder. However, without the consent of the holder so affected, no amendment, supplement or waiver, including a waiver of existing events of default, may: extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or impair the right, if any, to convert any debt securities into common stock or any other of our securities, reduce the percentage of debt securities required to consent to an amendment, supplement or waiver, reduce the amount payable upon the redemption of any debt security or change the time at which any debt security may or will be redeemed, modify the provisions of any supplemental indenture with respect to subordination of any debt securities of a series in a manner adverse to the holders or make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities, to demand conversion and to waive existing events of default.

Mergers and Other Transactions

Unless otherwise indicated in an applicable prospectus supplement (and related supplemental indenture relating to a particular series of debt securities), we may not consolidate with or merge into any other entity, or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless (1) the entity formed by the consolidation or into which we are merged, or which acquires or leases our properties and assets substantially as an entirety, is a corporation organized and existing under the laws of the United States of America, a State of the United States of America or the District of Columbia, and assumes by a supplemental indenture all our obligations with regard to outstanding debt securities and our other covenants under the indenture, (2) with regard to each series of debt securities, immediately after giving effect to the transaction, no event of default with respect to that series of debt securities, and no event which would become an event of default, will have occurred and be continuing and (3) we have delivered to the Trustee an officers’ certificate and an opinion of counsel, stating that the consolidation, merger, conveyance, transfer or lease and the supplemental indenture (or the supplemental indentures together) comply with the applicable section of the indenture and that all the conditions precedent relating to the transaction set forth in the applicable section of the indenture have been fulfilled.

Upon any event described in the immediately preceding paragraph, the successor entity will succeed to and be substituted for us, and may exercise every right of ours under the Base Indenture and each supplemental indenture relating to outstanding series of debt securities, and the predecessor entity will be relieved of all obligations and covenants under the Base Indenture and each supplemental indenture.

Concerning the Trustee

You should note that if the Trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of certain claims, as security or otherwise. The Trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the Trustee, acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with regard to that series or of exercising any trust or power conferred on the Trustee with regard to the debt securities of that series. However, the Trustee may refuse to follow any direction that conflicts with law or the indenture or, subject to the indenture, that the Trustee determines is unduly prejudicial to the rights of other holders or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action as a result of a direction given under this paragraph, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking that action. If an event of default occurs and is continuing, the Trustee, in the exercise of its rights and powers, must use the degree of care and skill in their exercise, as a prudent person would exercise in the conduct of his or her own affairs, provided that, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the Trustee indemnity or security satisfactory to the Trustee.

Governing Law

Each of the Base Indenture, each supplemental indenture, and the debt securities issued under them will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell our securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell our securities separately or together:

•	to or through one or more underwriters, brokers or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We may distribute our securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The related prospectus supplement will set forth the terms of each offering, including:

•	the name or names of any agents, dealers, underwriters or investors who purchase the securities;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	the amount of any compensation, discounts, commissions or fees to be received by the underwriters, dealer or agents;

•	any options under which underwriters may purchase additional securities from us;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which such securities may be listed;

•	the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

•	the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market prices of the securities.

Direct Sales and Sales Through Agents

We may solicit directly offers to purchase securities being offered by this prospectus. We may also designate agents to solicit offers to purchase our securities from time to time. We may sell our securities offered by this prospectus by any method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for our securities or to or through a market maker. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

Sales Through Underwriters or Dealers

If we utilize a dealer in the sale of our securities being offered by this prospectus, we will sell our securities to the dealer, as principal. The dealer may then resell our securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of our securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of our securities to the public. In connection with the sale of our securities, we or the purchasers of our securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell our securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of our securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of securities pursuant to this prospectus and any applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of our securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of our securities may be deemed to be underwriting discounts and commissions. In the event that an offering made pursuant to this prospectus is subject to FINRA Rule 5121, the prospectus supplement will comply with the prominent disclosure provisions of that rule.

To facilitate the offering of our securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. This may include over-allotments or short sales of our securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising an option to purchase additional securities. In addition, these persons may stabilize or maintain the price of our securities by bidding for or purchasing our securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell our securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with any derivative transaction, the third parties may sell our securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use our securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use our securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge our securities to a financial institution or other third party that in turn may sell our securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

General Information

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the NYSE, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business. We may provide the underwriters, dealers and agents with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that they may make with respect to these liabilities.

RECLASSIFICATION

On January 1, 2020, the Company changed its classification of research and development expenses from Cost of goods sold to Selling, general and administrative expenses, such that research and development expenses are excluded from the calculation of Gross profit. This change had no impact on Net Income (Loss) and Earnings (Loss) Per Share or the Consolidated Balance Sheet, Statements of Cash Flow or Equity. The Company determined the impact on previously issued consolidated annual and interim financial statements was not material. As a result, the Company recast the previously issued interim financial statements for comparative 2019 periods in each of its Quarterly Reports on Form 10-Q for the first, second and third quarters of 2020. Also, the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019 (our “2019 Annual Report on Form 10-K”) have not been recast to reflect this change. The following table summarizes the amounts previously reported in our 2019 Annual Report on Form 10-K and a decrease in Cost of goods sold and an increase in Gross profit and in Selling, general and administrative expenses of $87 million, $59 million, and $71 million for the years ended December 31, 2019, 2018 and 2017, respectively to reflect the change that occurred on January 1, 2020 (in millions):

	Recasted Years Ended December 31,			Originally Reported Years Ended December 31,
	2019	2018	2017	2019	2018	2017
Net revenue	$4,988	$4,827	$4,519	$4,988	$4,827	$4,519
Cost of goods sold	3,711	3,402	3,132	3,798	3,461	3,203
Gross profit	1,277	1,425	1,387	1,190	1,366	1,316
Selling, general and administrative expenses	1,019	932	942	932	873	871
Operating profit	$258	$493	$445	$258	$493	$445

Cost of goods sold	$3,711	$3,402	$3,132	$3,798	$3,461	$3,203
% change compared with prior period	9%	9%		10%	8%
Gross profit percentage	26%	30%	31%	24%	28%	29%

Selling, general and administrative expense	$1,019	$932	$942	$932	$873	$871
% of revenue	20%	19%	21%	19%	18%	19%

The reclassification also impacted “Note 7. Restructuring Charges” in the 2019 Annual Report on Form 10-K. For the year ended December 31, 2019 the total restructuring related to Cost of goods sold decreased $7 million with a corresponding increase in Selling, general and administrative expenses.

This reclassification impacted the Company’s 2019 Annual Report on Form 10-K “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” Cost of goods gold and Selling, general and administrative Expense discussions. However, there was no impact on the Company’s Review of Business Segments. Below contains the recasted discussion.

Cost of Goods Sold

2019 compared with 2018

Cost of goods sold for 2019 was $3,711 million, an increase of $309 million, or 9%, from $3,402 million in 2018. This $309 million increase in cost of goods sold was primarily driven by higher revenue in the ADI Global Distribution segment, material and labor inflation and increased production costs including inventory write-downs, changes in sales mix, headquarter allocations previously classified in selling, general and administrative expense in the period prior to the Spin-Off, restructuring costs and Spin-Off related costs totaling $388 million. The increased costs were partially offset by foreign currency translation and savings in other miscellaneous costs of goods sold totaling $79 million.

The primary drivers to the decrease in gross profit percentage were a 200 basis points (“bps”) impact from changes in sales mix, 100 bps impact from material and labor inflation and fixed production costs, and 100 bps impact from headquarter allocations previously classified in selling, general and administrative expense in the period prior to the Spin-Off.

2018 compared with 2017

Cost of goods sold for 2018 was $3,402 million, an increase of $270 million, or 9%, from $3,132 million in 2017. This increase in cost of goods sold was primarily driven by higher revenue in both the ADI Global Distribution and Products & Solutions segments, foreign currency translation, material and labor inflation, and changes in sales mix, and totaling $270 million.

The decrease in gross profit percentage was primarily driven by a 200 bps impact of net direct material and labor inflation partially offset by 100 bps impact from higher sales prices.

Selling, General and Administrative Expense

2019 compared with 2018

Selling, general and administrative expense for 2019 was $1,019 million, an increase of $87 million, from $932 million in 2018. The increase was driven by Spin-Off related costs, license fees associated with the Trademark License Agreement, restructuring costs, research and development, labor cost inflation, legal expenses, and impact of acquisitions totaling $174 million. These increases were partially offset by headquarter cost allocation now partially classified in cost of goods sold, foreign currency translation, and miscellaneous cost reductions totaling $87 million.

2018 compared with 2017

Selling, general and administrative expense for 2018 was $932 million, a decrease of $10 million from $942 million in 2017. The decrease was driven by reductions in operating expenses and lower restructuring costs of $20 million, offset by foreign currency translation totaling $10 million.

LEGAL MATTERS

Willkie Farr & Gallagher LLP, New York, New York will pass upon the validity of any securities we offer by this prospectus.

EXPERTS

The financial statements, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of Resideo Technologies, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and proxy statements with the SEC. These filings include our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements on Schedule 14A, as well as any amendments to those reports and proxy statements and are available free of charge through our website at www.resideo.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information about us and the securities offered, see the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede such information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all securities to which this prospectus relates have been sold or the offering is otherwise terminated and also between the date of the initial registration statement and prior to effectiveness of the registration statement, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K (or any exhibits to the extent furnished in connection with such Items) or any information that is otherwise furnished under applicable SEC rules rather than filed:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 27, 2020;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 26, 2020, as filed with the SEC on May 7, 2020, August 4, 2020 and November 5, 2020, respectively;

•

the information included in our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 24, 2020, as supplemented by the Definitive Additional Materials filed with the SEC on May 19, 2020, in each case to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2019;

•

our Current Reports on Form 8-K, as filed with the SEC on January  7, 2020, March  19, 2020, April  23, 2020 (only with respect to the Item 1.01, 5.02, 8.01 and 9.01 information), May  19, 2020, May  29, 2020, June  10, 2020 and July 31, 2020; and

•

the description of our common stock contained in our Registration Statement on Form 10, as filed with the SEC on October 2, 2018, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019, including any further amendments or reports filed for the purpose of updating the description.

We will furnish without charge to you a copy of any or all of the documents incorporated by reference, including exhibits to these documents, upon written or oral request. Direct your written request to: Investor Relations, Resideo Technologies, Inc., 901 E 6th Street, Austin, Texas 78702, (512) 726-3500, Attention: Jason Willey.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

17,000,000 Shares

Resideo Technologies, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Morgan Stanley	Evercore ISI
BofA Securities	J.P. Morgan

Co-Managers

Raymond James	William Blair	KeyBanc Capital Markets

November 17, 2020